SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. 1)
                                            ---

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, For Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12.


                             TRANS-LUX CORPORATION
_______________________________________________________________________________
                (Name of Registrant as Specified in Its Charter)

_______________________________________________________________________________
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

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[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
        ___________________________________________________________________
     (2)  Aggregate number of securities to which transaction  applies:
        ___________________________________________________________________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ___________________________________________________________________
     (4)  Proposed maximum aggregate value of transaction:
        ___________________________________________________________________
     (5)  Total fee paid:
        ___________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                             TRANS-LUX CORPORATION
                                26 Pearl Street
                          Norwalk, Connecticut  06850

                          ---------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 16, 2010

                          ---------------------------

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TRANS-LUX CORPORATION will be held at the Norwalk Community College, East Campus, 188 Richards Avenue, Norwalk, Connecticut, on Thursday, December 16, 2010 at 10:00 A.M. local time for the following purposes:

     1. To consider and act upon a proposal for a 1-for-50 reverse stock split of the outstanding Common Stock followed immediately by a 50-for-1 forward stock split;

     2. To consider and act upon a proposal to amend the Corporation's Restated Certificate of Incorporation to remove Class B Stock from authorized capital stock;

     3. To consider and act upon a proposal to amend the Corporation's Restated Certificate of Incorporation to (a) modify provisions relating to Class A Stock and (b) increase authorized Common Stock;

     4. To consider and act upon a proposal to approve the adoption of the 2010 Long-Term Incentive Plan;

     5. To elect two directors to serve for a term of three years, in each case until their successors shall be elected and shall have qualified;

     6. To consider and act upon a proposal to ratify the retention of BDO USA, LLP, as the Corporation's independent registered public accounting firm for the ensuing year; and

     7. To transact such other business as may properly come before the Meeting or any adjournment thereof.

The close of business on October 22, 2010 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Meeting.

                                        By Order of the Board of Directors,


                                                 Angela D. Toppi
                                               Corporate Secretary

Dated:  Norwalk, Connecticut
        September 22, 2010

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Please mark, date, sign and return promptly the enclosed proxy so that your shares may be represented at the Meeting. A return envelope, which requires no postage, if mailed in the United States, is enclosed for your convenience.
--------------------------------------------------------------------------------

                                  PRELIMINARY
                                PROXY STATEMENT

                                       of

                             TRANS-LUX CORPORATION

                     for the Annual Meeting of Shareholders
                         To Be Held on December 16, 2010

                          ---------------------------


This statement is furnished in connection with the solicitation by the Board of Directors of TRANS-LUX CORPORATION (hereinafter called the "Corporation") of proxies in the accompanying form to be used at the Annual Meeting of the Stockholders of the Corporation to be held on Thursday, December 16, 2010, and at any adjournment thereof, for the purposes set forth in the accompanying notice of the Meeting. It is intended that this Statement and the proxies solicited hereby be mailed to stockholders no later than November 15, 2010. A stockholder who shall sign and return a proxy in the form enclosed with this statement has the power to revoke it at any time before it is exercised by giving written notice of revocation or a proxy of later date and returning it to the Corporation, Attention: Corporate Secretary, or by voting in person at the Meeting. Proxies properly executed and received in time for the Meeting will be voted.

The close of business on October 22, 2010 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Meeting. There were outstanding as of the close of business on October 22, 2010 and entitled to notice of and to vote at the Meeting 2,442,923 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote on all matters voted on at the Meeting.

Unless otherwise specified, the proxies in the accompanying form will be voted in favor of all of the proposals set forth in the Notice of Annual Meeting. In the discretion of the proxyholders, the proxies will also be voted for or against such other matters as may properly come before the Meeting. The Board of Directors is not aware that any other matters are to be presented for action at the Meeting.

                              PROPOSAL TO APPROVE
                         A 1-FOR-50 REVERSE STOCK SPLIT
                        OF THE OUTSTANDING COMMON STOCK
                            FOLLOWED IMMEDIATELY BY
                         A 50-FOR-1 FORWARD STOCK SPLIT
                     Proposal No. 1 (Item 1 on Proxy Card)


The Board of Directors is recommending to the stockholders that they approve a 1-for-50 reverse stock split of our outstanding shares of Common Stock, which would be followed immediately by a 50-for-1 forward stock split. The following is a summary of the material terms of the proposed Reverse Stock Split and Forward Stock Split. The remaining information in this Proxy Statement contains a more detailed description of the terms of the proposed Reverse Stock Split and Forward Stock Split. We encourage you to read carefully the entire Proxy Statement.

Summary of Reverse Stock Split and Forward Stock Split Proposal

  * The Board of Directors has reviewed, authorized and recommends the proposed reverse stock split of our outstanding shares of Common Stock. The proposal, if approved, would result in each share of our Common Stock held by a stockholder owning less than 50 shares at the effective time of the reverse stock split being converted into the right to receive cash in the amount of our average closing price for the five (5) trading days preceding the date of our Annual Meeting on which sales took place, while each share of Common Stock held by a stockholder owning 50 or more shares will continue to represent one share of our Common Stock without any payment. Immediately after the reverse stock split is effective, it would be followed by a forward stock split of 50-for-1. The reverse stock split and forward stock split are voted on as one proposal and are sometimes referred collectively to as the reverse stock split or "going dark." See "Special Factors - Purposes of the Reverse Stock Split," "Background of the Reverse Stock Split," "Reasons for the Reverse Stock Split" and "Fairness of the Reverse Stock Split" in this Proxy Statement.

  * The approval of a majority of the outstanding shares of Common Stock is required to approve the reverse stock split. If approved, such reverse stock split will become effective upon the filing of an amendment to our Restated Certificate of Incorporation, as amended, which is intended to be filed with the Delaware Secretary of State promptly following the approval at the Annual Meeting as set forth in Appendix A to this Proxy Statement, unless the Board of Directors decides to abandon the reverse stock split. See "Fairness of the Reverse Stock Split - Reservation of Rights."

  * No persons have been retained to solicit votes or make recommendation for the approval of the reverse stock split proposal.

  * The reverse stock split followed by the forward stock split is intended to enable us to avoid the costly expenses of remaining a publicly held corporation required to file reports with the Securities and Exchange Commission ("SEC"), particularly the internal control requirements being imposed by the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley"). See "Special Factors - Purposes of the Reverse Stock Split" and "Background of the Reverse Stock Split."

  * Present holders of more than 50 shares of Common Stock will still retain an equity interest in the Corporation, while holders who would otherwise receive fractional shares will instead receive cash in lieu of the fractional shares on the basis of the average closing market price of the Common Stock for the five (5) trading days preceding the Annual Meeting.
    For example, if the Common Stock closed at $0.37, $0.40, $0.41, $0.42 and $0.45 for the five (5) trading days immediately preceding the date of the 2010 Annual Meeting, for an average of $0.41 per share, a stockholder owning ten (10) shares of Common Stock will receive $4.10.

  * Of the 630 stockholders of record who currently hold shares of Common Stock, approximately 450 stockholders hold less than 50 shares and will receive payment in lieu of shares.

  * All stockholders who own less than 50 shares will be required to surrender their current certificate and will receive a letter of transmittal to accompany their certificate(s) in order to receive payment for fractional shares.

  * All stockholders who own in the aggregate more than 50 shares but hold them in multiple accounts or record holder names (in brokerage accounts) will need to consolidate their accounts prior to the reverse stock split in order to avoid being cashed out.

  * Of the Corporation's 12 officers and directors, 10 hold more than 50 shares and will remain stockholders. Two of the directors do not own any shares.

  * The outstanding stock options held by officers, directors and a consultant will not have to be adjusted to reflect the reverse stock split because it is followed by the forward stock split.

  * In addition to this Proxy Statement, the Corporation filed a Schedule 13e-3 in accordance with Rule 13e-3 under the Securities Exchange Act of 1934.

  * The Board of Directors has determined that the reverse stock split is fair to and in the best interest of all the Corporation's unaffiliated stockholders and has unanimously approved the reverse stock split and actions implementing the reverse stock split, if approved. See also "Fairness of the Reverse Stock Split - Recommendation of the Corporation's Board of Directors."

  * Directors and officers currently beneficially own approximately 4.26% of the outstanding Common Stock. After the reverse stock split, directors and officers would own approximately 4.27% of the outstanding Common Stock. All directors and officers have indicated they will vote "For" the reverse stock split proposal. See also "Vote Required for Approval" and "Effects of the Reverse Stock Split."

  * The reverse stock split is not expected to affect the Corporation's operations except for the anticipated cost and management time savings associated with termination of the Corporation's public corporation obligations and cash spent on payment for fractional shares. The proposal will likely result in a delisting of the Common Stock on the NYSE Amex ("NYSE Amex") or ("Exchange") and give rise to a Repurchase Event under the Corporation's indenture ("Indenture") governing our 8 1/4% Limited Convertible Senior Subordinated Notes due 2012 ("Notes"). The Corporation does not have the cash to repurchase any Notes issued under such Indenture and the Corporation already is in default under such Indenture for failure to make interest payments, but the terms of our bank loan ("Senior Indebtedness") and such Indenture will prohibit the holders from collecting payment under the Subordination provisions so long as the Senior Indebtedness is outstanding. See "Special Factors - Background of the Reverse Stock Split."

  * If the reverse stock split is approved, the Corporation will be eligible to cease filing periodic public reports with the SEC, which the Corporation intends to do. This may result in the Corporation's Common Stock being quoted only in the over-the-counter ("OTC") pink sheets. See "Terms of the Reverse Stock Split - Resale of Securities."

  * The Corporation did not approve a special committee of independent directors to review this proposal. A majority of the Board of Directors is considered independent and the proposal was unanimously approved by all directors.

  * Stockholders who receive payment for fractional shares will realize a gain or loss for Federal income tax purposes for the difference between the payment for fractional shares and their tax basis in their shares. See "Effects of the Reverse Stock Split - Federal Income Tax Consequences of the Reverse Stock Split." Stockholders are urged to consult with their own tax advisor for the tax consequences of the reverse stock split in light of each stockholder's own particular circumstances.

  * Stockholders are not entitled to appraisal rights under the Corporation's Restated Certificate of Incorporation or the Delaware General Corporation Law. See "Terms of the Reverse Stock Split - Dissenter's Rights."

  * The purchase of the fractional shares by us will be considered a purchase and retirement of our own Common Stock. Such purchase will be treated as a reduction of stockholders' equity. We have no present plans to resell or dispose of the fractional shares acquired in this transaction. See "Effects of the Reverse Stock Split - Federal Income Tax Consequences of the Reverse Stock Split."


                        QUESTIONS AND ANSWERS CONCERNING
                            THE REVERSE STOCK SPLIT

The following questions and answers address some commonly asked questions about this proposal that may not be addressed in the above summary. They may not include all information you deem important and we urge you to read the entire proposal carefully.

Question:  What are some of the advantages of the 1-for-50 reverse stock split?

Answer: The Board believes that the reverse stock split will have the following advantages, among others.

Terminating the registration of our Common Stock under the Exchange Act will eliminate the costs of being a public reporting corporation, with estimated annual cost savings of approximately $275,000 before taxes excluding the cost of management time.

Terminating the registration will eliminate the cost of complying with Sarbanes-Oxley which implementation is estimated at $100,000.

Providing liquidity for stockholders holding less than 50 shares of Common Stock by having their fractional shares purchased without paying any commission.

Eliminating our obligation to publicly disclose sensitive business information.

Reducing our exposure for filings that would have been made under the Exchange Act.

Question:  What are some of the disadvantages of the reverse stock split?

Answer: Stockholders owning less than 50 shares of Common Stock will be forced to cash out their shares at this time and not have the opportunity to participate in or benefit from any possible future appreciation in the Corporation's value and will recognize a gain or loss on the transaction unless they purchase additional shares prior to the effective date of the reverse stock split so that they own an aggregate of 50 or more shares.

Stockholders remaining after the reverse stock split will no longer have available all of the information currently available in the Corporation's filings at the SEC under the Exchange Act. They will also lose the ability to seek damages for filings which might be claimed to violate the provisions of the Exchange Act for documents filed with the SEC and will not have the protection of certification required of the Chief Executive Officer and Chief Financial Officer in such filings. While we plan to make information available that complies with Rule 15c2-11 under the Exchange Act to enable brokers to trade the Common Stock in the OTC pink sheets, such information will be less comprehensive than that filed with the SEC.

Stockholders who remain will have less liquidity for their shares because of delisting on the NYSE Amex and uncertain opportunity of trading in the OTC pink sheets to the extent market makers are willing to quote the Corporation's stock in the pink sheets. The Corporation may find it more difficult to attract new officers and employees if the Common Stock is not readily traded and quoted.

The Corporation will be less likely to be able to use its Common Stock in acquisitions of assets or companies although no such acquisition had been previously made utilizing Common Stock.

It will be more difficult for the Corporation to publicly sell equity securities unless it agrees to again be a public reporting corporation with the SEC.

Question: What is the difference between a stockholder of record and a beneficial stockholder and will the stockholders of record and beneficial stockholders be treated the same?

Answer: A stockholder of record is a stockholder whose name is registered on the books of the Company. A beneficial stockholder is a stockholder who owns the common stock in a brokerage account. Yes, the stockholders of record and beneficial stockholders will be treated the same.

Question:  Why is the Corporation seeking to "go dark" now?

Answer: The Corporation has sustained losses for several years and the cost of compliance of being a public reporting corporation diverts its cash resources from research, sales and other business activity. In addition, the Corporation has often had a thin trading market for its securities and there is limited liquidity for stockholders. A disproportionate number, 450, of its 630 holders of record own less than 50 shares of Common Stock and an aggregate of approximately only 5,700 shares.

Question: What are some of the factors supporting the Board's decision to recommend the reverse stock split?

Answer: The Board based its decision primarily on the expensive cost of complying as a public reporting corporation filing reports with the SEC and considered both advantages and disadvantages discussed above. Nevertheless, the Board reserves the right to modify or abandon the reverse stock split even if approved. See "Fairness of the Reverse Stock Split - Reservation of Rights."

Question: What are the interests of the officers and directors in the reverse stock split?

Answer: The primary interest is avoiding the costs of being a public reporting corporation filing reports with the SEC, complying with Sarbanes-Oxley and the potential liability and diversion of management time for responding to lawsuits and cost of defending them which diminishes the cash available for operations, projects and incentives. The officers and directors do not own a relatively large percentage of the current outstanding stock (4.26%) in aggregate and such amount will not significantly increase (aggregate of 4.27% if approved).

Question:  Why is the reverse stock split followed by the forward stock split?

Answer: The forward stock split avoids time, inconvenience and expense of exchanging any certificates held by holders of 50 or more shares, as they will retain the same number of shares and not have to trade in their stock certificates for new certificates.

Question: What is the estimated total cost of the reverse stock split to the Corporation?

Answer: The Corporation estimates the total cost of the reverse stock split will approximate $70,000 of which approximately $5,000 is to cash out fractional interests of holders with less than 50 shares of Common Stock, $55,000 in legal and accounting fees to review the transaction and other costs such as the transfer agent's handling of exchanging certificates for payment of fractional shares.

Question: Why didn't the Board of Directors establish a committee of independent directors to approve the reverse stock split?

Answer: A majority of the Board of Directors consists of independent directors who approved and recommended unanimously that the proposal be submitted to stockholders so there was no need to establish a separate committee. The holdings of such outside directors is also rather small, less than 2.0% in aggregate, so there is no perceived material financial benefit to them if the proposal is approved by stockholders.

                                SPECIAL FACTORS


Purposes of the Reverse Stock Split

The primary purpose of the reverse stock split is to enable a "going dark transaction." This will enable us to save money being spent because of our status as a public reporting corporation filing reports with the SEC and avoid what will be a prohibitive expense to us of complying with Sarbanes-Oxley based on our constrained cash flow. The reverse stock split is intended to decrease our total stockholders of record below 300, to approximately 180 from our present 630 holders of records. We will then be able to file a Form 15 with the SEC and a Form 25 with the NYSE Amex terminating the registration of our Common Stock and our reporting obligations under the Exchange Act. Unless we comply with Rule 15c2-11 under the Exchange Act, which we intend to do, market makers are not permitted to quote our Common Stock in the OTC pink sheets if we are not current in our filings with the SEC. Upon filing of Form 15 and Form 25 we expect our Common Stock and our Notes described below to be delisted from trading on the NYSE Amex which will also result in a savings of the annual fee of such Exchange, currently $27,500. It is quite conceivable such Exchange will move to delist us in any event. On July 2, 2010, the Corporation received a letter from the Exchange advising that the Corporation is not in compliance with two of the Exchange's continued listing standards and in order to maintain its listing, the Corporation must submit a plan addressing how it intends to regain compliance; if the plan is not submitted or not accepted, the Corporation will be subject to delisting proceedings. The plan that was submitted was not accepted by the NYSE and the Company may be delisted.

Background of the Reverse Stock Split

The cost of compliance of being a public reporting corporation has increased dramatically since passage of Sarbanes-Oxley and required compliance with its provisions. While the SEC has exempt small companies from the external auditor's report on internal controls, the eventual cost of compliance will drain us of valuable cash resources. Our Common Stock has had sparse trading activity from time to time. We do not realize many benefits associated with being a public reporting corporation such as enhanced stockholder value, due to limited liquidity and the market price of our Common Stock. We have not been able to seriously consider "going dark" because of provisions in our Notes which enable the holders of such Notes to demand we repurchase their Notes if such a proposal is filed with the SEC. However, since we already have an event of default under the Indenture for the Notes for failure to pay interest on such Notes, the holders of such Notes are entitled to demand repurchase of their Notes at this time in any event. The holder of our Senior Indebtedness, People's United Bank, by notice to the trustee under the Indenture governing the Notes can cause the implementation of the Notes' subordination provisions to the People's United Bank's Senior Indebtedness which provide they cannot receive payment on the Notes until such Senior Indebtedness is paid in full or the event of default is cured. While there can be no assurance we can refinance these Notes and eliminate the event of default and repurchase obligation, we perceive no greater harm in going forward with the "going dark" proposal since we have not paid the $835,600 of interest payments on the Notes currently in default. Accordingly, the reverse stock split proposal was approved at our March 26, 2010 Board of Directors Meeting.

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                      REASONS FOR THE REVERSE STOCK SPLIT


Small Public Corporation

The Corporation is a smaller reporting corporation as defined by SEC Rules and small by other measures, such as gross assets, market value, gross receipts, employees, etc. Our stockholder base is small and we have a disproportionate number of stockholders owning a small number of shares. Of our 630 stockholders or record, 492 stockholders own less than 100 shares and 450 stockholders own less than 50, the reverse stock split divider. These 450 stockholders only own an aggregate of approximately 5,700 shares.

Negative Aspects of Remaining Public

The Board believes the Corporation and its stockholders currently derive no material benefit from continued registration under the Exchange Act. In recent years the global economic crisis has adversely affected many of our customers and our businesses. As a result we have incurred significant operating losses and been unsuccessful in increasing stockholder value or attracting investor interest despite operating as a publicly held corporation for over 84 years with the oldest listing on the American Stock Exchange at the time of its merger with the New York Stock Exchange. With our present inability to provide increased value to our stockholders as a public reporting corporation filing reports with the SEC and especially in light of the significantly increased burdens associated with being such a public reporting corporation following passage of Sarbanes-Oxley, our Board of Directors and management do not believe remaining a public reporting corporation is in the best interest of the Corporation or its stockholders. The costs and burdens imposed on us as a result of being a public reporting corporation are likely to increase significantly as a result of such legislation and implementation of related corporate governance reforms.

The tangible and intangible costs of being a public reporting corporation filing reports with the SEC are not justified because we are unable to realize many of the benefits that publicly traded companies sometimes realize. The Board does not believe we are in a position at this time to use our status as a public reporting corporation to raise equity capital through sales of our securities in a public offering or otherwise access the public markets to raise capital. A tender offer is expensive and requires printing and mailing of a separate Offer to Purchase resulting in additional expense with no guaranty of success, as many stockholders will ignore because of amounts to purchase the common stock are de minimus. Our small public float and limited trading volume often limits the ability of our stockholders to sell their shares without reducing the trading price of our Common Stock. During the past 12 months, the average monthly trading volume of our Common Stock on the NYSE Amex was approximately 8,000 shares.

Continuing as a public reporting corporation filing reports with the SEC provides certain benefits, namely a broader public market for sale and exchange of shares, stockholder liquidity and readily accessible financial, business and management information about us. The reason for substantially limiting these benefits is that they are expensive and of limited effect for small public companies like us. Our small market capitalization and operating losses do not attract substantial investment activity or analyst interest, and our largest stockholder has substantially reduced the amount of shares held in various funds. As a result, the Board has determined that the costs of remaining a publicly reporting traded entity outweigh the benefits for us.

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Termination of Registration and Reporting Requirements:

Reduction of Expenses

The reason for the reverse stock split is to qualify the Corporation for deregistration of its securities under SEC Rules 12d2-2(c) and 12g-4(a)(1) and
(b). The first rule allows a corporation to withdraw its registration from listing on a national securities exchange while the second rule allows a corporation with a class of securities held by less than 300 persons to terminate registration and reporting requirements with respect to such class of securities. We feel it is our duty in fairness to all of our stockholders and an exercise of good business judgment to accomplish this reverse stock split as soon as possible.

The reverse stock split will terminate the equity interests of approximately 450 holders of our Common Stock who hold fewer than 50 shares. The reverse stock split is expected to relieve us of the administrative burden, cost and competitive disadvantage associated with filing reports and otherwise complying with the requirements of registration under the Federal securities laws by deregistering our Common Stock and Notes under the Exchange Act. Additionally, the reverse stock split would provide small stockholders a beneficial medium to liquidate their equity interests at what we deem a fair price without having to pay brokerage commission, which could be disproportionate in relation to the price and small number of shares (average of approximately only 12 shares).

We are preparing this termination at this time as part of our ongoing effort to control unnecessary expenses and to cut general and administrative costs associated with independent registered public accounting firm fees, Sarbanes-Oxley compliance and other miscellaneous fees associated with being a public reporting corporation, which we estimate amount to be approximately $225,000 annually.

The costs and burdens imposed on us as a result of remaining a public corporation are expensive. We estimate the cost of complying with implementing internal controls required by Sarbanes-Oxley to be $100,000. These indirect costs and time drain can be substantial. These expenses and management time incurred will be avoided if we "go dark," although under Delaware law, we are still required to hold an Annual Meeting of Stockholders or a stockholder could bring suit in Delaware demanding a meeting if more than 13 months passes from our last meeting. However, the time otherwise currently devoted to public corporation reporting obligations can be devoted to other purposes such as sales, marketing and/or operational projects to further promote our business.

Alternatives to Reverse Stock Split

The Board did not consider various alternatives to a reverse stock split because they were not feasible or desirable. For example, a freeze out merger where a majority of stockholders approve a merger transaction resulting in most unaffiliated stockholders being eliminated and receiving cash would require payment beyond our ability and likely give rise to litigation. Likewise, a tender offer would require a greater cash expenditure to reduce the number of stockholders below 300 and would not necessarily be successful.

In addition, we have not received any serious proposals to buy or merge us, and any informal unsolicited contacts sometimes requesting financial information under nondisclosure agreements if nonpublic information was requested, did not advance into any oral or written indication of any serious price offer for the Board to consider that would be acceptable to recommend to stockholders to sell or merge us.

                       EFFECTS OF THE REVERSE STOCK SPLIT


Any stockholder who owns less than 50 shares of Common Stock will be paid cash equal to the average closing trading price of the Common Stock for the five (5) trading days immediately preceding the date of the 2010 Annual Meeting on which sales took place for the fractional shares resulting from the reverse stock split. For example, if the Common Stock closed at $0.37, $0.40, $0.41, $0.42 and $0.45 for the five (5) trading days immediately preceding the date of the 2010 Annual Meeting, for an average of $0.41 per share, a stockholder owning ten
(10) shares of Common Stock will receive $4.10. Such holders of Common Stock will cease to be stockholders and not be able to participate in our potential future growth and earnings. These stockholders will obtain liquidity for their shares without incurring transaction costs, but will be eliminated as stockholders unless they purchase additional shares prior to the effective date of the reverse stock split so that they own an aggregate of 50 or more shares of Common Stock. Stockholders who own 50 or more shares of Common Stock prior to the reverse stock split will remain stockholders of the Corporation after the reverse stock split followed by the forward stock split, owning full shares of our Common Stock, without receiving cash for fractional shares, and thus remain eligible to participate in potential future growth and earnings by us.

The primary benefit of the reverse stock split followed by the forward stock split and "going private transaction" of the Corporation and remaining stockholders is the opportunity to benefit from value created from reduction in expenses associated with being a publicly traded reporting corporation. Costs associated with independent registered public accounting firm fees, attorney's fees, transfer agent fees and miscellaneous fees amounted to approximately $295,000 in 2009 before taking into account internal payroll costs associated with compliance and reporting activities or any costs associated with potential stockholder litigation. Additionally we estimate we will avoid over $100,000 of annual costs in compliance with internal control implementation and approximately $50,000 costs annually thereafter for not having to comply with Sarbanes-Oxley.

It is estimated that officers and directors who currently own approximately 4.26% of the outstanding Common Stock (excluding stock options) will hold approximately 4.27% after the reverse stock split.

Potential Detriments of the Reverse Stock Split to Stockholders

The detriments associated with the reverse stock split and "going dark transaction" are primarily eliminating the Corporation's access to public capital markets, unless we were willing to again file reports with the SEC, and reduced liquidity for remaining stockholders. The officers, directors and remaining stockholders will benefit from financial transparency of our compliance with Rule 15c2-11 under the Exchange Act making certain information available on our website to market makers as well as stockholders, including financial results as follows:

   i. Our exact name.
  ii. Our address of our principal executive offices.
 iii. Our state of incorporation.
  iv. The exact title and class of the security.
   v. The par or stated value of the security.
  vi. The number of shares of our Common Stock outstanding as of the end of our most recent fiscal year.
 vii. The name and address of our transfer agent.
viii. The nature of our business.
  ix. The nature of our products or services offered.
   x. The nature and extent of our facilities.
  xi. The name of our chief executive officer and members of the Board of Directors.
 xii. Our most recent balance sheet and profit and loss and retained earnings statements.
xiii. Similar financial information for our 2 preceding fiscal years.

While we intend to make such information available on our website, and comply with Delaware law by holding annual meetings, there will be no access to the SEC's Edgar site for information after we "go dark" and less information available than required of a public reporting corporation.

Only stockholders holding less than 50 shares of Common Stock will be forced to liquidate their shares and receive cash for fractional shares when they surrender their stock certificate(s) to the transfer agent. Such former stockholders will lose the opportunity to participate in any possible future growth and earnings by us.

It is expected approximately 450 stockholders of our current 630 stockholders of record will be cashed out of their approximate aggregate of 5,700 shares, leaving 180 stockholders of record which are less than 300 stockholders, enabling us to cease filing reports with the SEC under the Exchange Act. It is estimated that officers and directors who currently own approximately 4.26% of the outstanding Common Stock (excluding stock options) will hold approximately 4.27% after the reverse stock split.

Since we will terminate our reporting obligations, the remaining stockholders will not have the protection of officers' certification required of reports filed with the SEC and will receive less information than currently available.

                  FINANCIAL EFFECT OF THE REVERSE STOCK SPLIT


Completion of the reverse stock split will require approximately $70,000 of cash, which includes the cost of purchasing the fractional shares that remain after the reverse stock split, the legal costs, accountant's costs and other expenses related to the transaction. As a result, we will have decreased working capital following the reverse stock split which could have some adverse effect on our liquidity, results of operations and cash flow. The payments to holders of fewer than 50 shares of Common Stock will be paid out of working capital. See "Financing of the Reverse Stock Split." The forward stock split does not result in additional expense because holders of 50 or more shares will retain the same number of shares and not have to trade in their stock certificates for new certificates.


The impact of the Reverse Stock Split on: (i) the weighted average common shares outstanding; (ii) the earnings per share; (iii) the shares of common stock issued and outstanding; (iv) the net book value per share; and (v) the liquidation value per share for the years ended December 31, 2009 and December 31, 2008 and for the three and six months ended June 30, 2010 and June 30, 2009 are set forth in the tables below (in thousands, except per share amounts).

Income Statement Data
--------------------------------------------------------------------------------------------------------------

<CAPTIONS>
                                                 For the Year Ended December 31
                        --------------------------------------------------------------------------------------
                                             2009                                         2008
                        -----------------------------------------   ------------------------------------------
                        As Reported  Adjustments (1)  As Adjusted   As Reported   Adjustments (1)  As Adjusted
                        -----------------------------------------   ------------------------------------------
Revenues                    $28,548               -       $28,548        $36,683               -       $36,683
Loss from continuing
  operations                ($8,795)              -       ($8,795)       ($4,616)           ($65)      ($4,681)
Loss from discontinued
  operations                      -               -             -        ($3,426)              -       ($3,426)
Net loss                    ($8,795)              -       ($8,795)       ($8,042)           ($65)      ($8,107)
Loss per share from
  continuing operations      ($3.81)              -        ($3.81)        ($2.00)         ($0.03)       ($2.03)
Loss per share from
  discontinued operations         -               -             -         ($1.49)              -        ($1.49)
Net loss per share -
  basic and diluted          ($3.81)              -        ($3.81)        ($3.49)         ($0.03)       ($3.52)
Weighted average common
  shares outstanding -
  basic and diluted           2,311              (6)        2,305          2,307              (6)        2,301
--------------------------------------------------------------------------------------------------------------

(1) Reflects the impact of the reverse stock split.

Balance Sheet Data
--------------------------------------------------------------------------------------------------------------

<CAPTIONS>
                                                           As of December 31
                        --------------------------------------------------------------------------------------
                                             2009                                         2008
                        -----------------------------------------    -----------------------------------------
                        As Reported  Adjustments (1)  As Adjusted    As Reported  Adjustments (1)  As Adjusted
                        -----------------------------------------    -----------------------------------------
Total stockholders'
  equity                     $7,293            ($70)       $7,223        $14,447            ($70)      $14,377
Common shares issued
  and outstanding             2,393              (6)        2,387          2,307              (6)       $2,301
Book value per share          $3.05          ($0.02)        $3.03          $6.26          ($0.01)        $6.25
Liquidation value per
  share (2)                       -               -             -              -               -             -
Ratio of earnings to
  fixed charges (3)               -               -             -              -               -             -
--------------------------------------------------------------------------------------------------------------

(1) Reflects the impact of the reverse stock split.
(2) The liquidation value per share is not meaningful since the Company cannot realize asset value greater than its liabilities in liquidation.

                                     - 11 -

(3) The ratio of earnings to fixed charges is not meaningful since earnings available for fixed charges is negative. The shortfall in the earnings available for fixed charges to achieve a ratio of earnings to fixed charges of $1.00 amounted to approximately $8.8 million and $4.6 million for the periods ended December 31, 2009 and December 31, 2008, respectively.

Income Statement Data
--------------------------------------------------------------------------------------------------------------

<CAPTIONS>
                                                  For the Three Months Ended March 31
                        --------------------------------------------------------------------------------------
                                             2010                                         2009
                        -----------------------------------------    -----------------------------------------
                        As Reported  Adjustments (1)  As Adjusted    As Reported  Adjustments (1)  As Adjusted
                        -----------------------------------------    -----------------------------------------
Revenues                     $5,386               -        $5,386         $7,769               -        $7,769
Net loss                    ($1,420)              -       ($1,420)       ($1,154)              -       ($1,154)
Net loss per share -
  basic and diluted          ($0.59)              -        ($0.59)        ($0.50)              -        ($0.50)
Weighted average common
  shares outstanding -
  basic and diluted           2,393              (6)        2,387          2,307              (6)        2,301
--------------------------------------------------------------------------------------------------------------

(1) Reflects the impact of the reverse stock split.



Income Statement Data
--------------------------------------------------------------------------------------------------------------

<CAPTIONS>
                                                  For the Six Months Ended June 30
                        --------------------------------------------------------------------------------------
                                             2010                                         2009
                        -----------------------------------------    -----------------------------------------
                        As Reported  Adjustments (1)  As Adjusted    As Reported  Adjustments (1)  As Adjusted
                        -----------------------------------------    -----------------------------------------
Revenues                    $11,659               -       $11,659        $15,212               -       $15,212
Net loss                    ($4,025)                      ($4,025)       ($4,959)                      ($4,959)
Net loss per share -
  basic and diluted          ($1.66)              -        ($1.66)        ($2.15)              -        ($2.15)
Weighted average common
  shares outstanding -
  basic and diluted           2,430              (6)        2,424          2,307              (6)        2,301
--------------------------------------------------------------------------------------------------------------

(1) Reflects the impact of the reverse stock split.

Balance Sheet Data
--------------------------------------------------------------------------------------------------------------

<CAPTIONS>
                                                             As of June 30
                        --------------------------------------------------------------------------------------
                                             2010                                         2009
                        -----------------------------------------    -----------------------------------------
                        As Reported  Adjustments (1)  As Adjusted    As Reported  Adjustments (1)  As Adjusted
                        -----------------------------------------    -----------------------------------------
Total stockholders'
  equity                     $3,234            ($70)       $3,164         $9,634            ($70)       $9,564
Common shares issued
  and outstanding             2,443              (6)        2,437          2,307              (6)        2,301
Book value per share          $1.32          ($0.02)        $1.30          $4.18          ($0.02)        $4.16
Liquidation value per
  share (2)                       -               -             -              -               -             -
Ratio of earnings to
  fixed charges (3)               -               -             -              -               -             -
--------------------------------------------------------------------------------------------------------------

(1) Reflects the impact of the reverse stock split.
(2) The liquidation value per share is not meaningful since the Company cannot realize asset value greater than its liabilities in liquidation.
(3) The ratio of earnings to fixed charges is not meaningful since earnings available for fixed charges is negative. The shortfall in the earnings available for fixed charges to achieve a ratio of earnings to fixed charges of $1.00 amounted to approximately $4.0 million an $4.9 million for the periods ended June 30, 2010 and June 30, 2009, respectively.

           FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT


A summary of the federal income tax consequences of the reverse stock split is set forth below. The discussion is based on present federal income tax law.
The discussion is not, and should not be relied on as, a comprehensive analysis of the tax issues arising from or relating to the reverse stock split. This summary does not purport to deal with all aspects of federal income taxation that may be relevant to a particular stockholder in light of such stockholder's personal investment circumstances or to certain types of stockholders subject to special treatment under the Internal Revenue Code of 1986, as amended. Accordingly, stockholders are urged to consult their personal tax advisors for an analysis of the effect of the reverse stock split based on their own tax situations, including consequences under applicable state, local or foreign tax laws.

The Corporation believes that the receipt of cash for fractional shares will be deemed a sale of the fractional shares for income tax purposes and the difference between the amount of cash received for the fractional shares and the stockholder's tax basis in such shares will be the gain or loss to be recognized. The gain or loss will generally be a capital gain or loss, with treatment being short term if owned less than one (1) year and long term if owned for a year or more.

The Corporation believes the transactions consisting of a reverse stock split followed by a forward stock split will qualify as a recapitalization under
Section 368 of the Internal Revenue Code. Therefore, such transactions will result in no material Federal income tax consequences to us.

The shares of Common Stock held by remaining stockholders will have an aggregate basis, for computing gain or loss, equal to the same aggregate basis of the shares of existing Common Stock held by such stockholder immediately prior to the reverse stock split and forward stock split. Such stockholders' holding period for their shares will include the same holding period for their shares of Common Stock prior to the transaction, provided that such outstanding shares of existing Common Stock were held by the stockholder as capital assets on the effective date of the reverse stock split.

The purchase of the fractional shares by us will be considered a purchase and retirement of our own stock. Such purchase will be treated as a reduction of stockholders' equity. We have no present plans to resell or dispose of the fractional shares acquired in this transaction.


                      FAIRNESS OF THE REVERSE STOCK SPLIT


Recommendation of the Corporation's Board of Directors

Our Board of Directors ("Board") believe that the reverse stock split followed by the forward stock split is fair to the unaffiliated stockholders of the Corporation, including those being redeemed pursuant to the reverse stock split and those who will retain an equity interest in the Corporation subsequent to the consummation of the reverse stock split and forward stock split. The discussion below summarizes some of the material factors, both positive and negative, considered by the Board in reaching their fairness determinations, in addition to the detailed discussion in "Special Factors - Background of the Reverse Stock Split," "Reasons for the Reverse Stock Split," and "Effects of the Reverse Stock Split." For the reasons described below and under "Fairness of the Reverse Stock Split - Procedural Fairness to Unaffiliated Stockholders," the Board also believes that the process by which the transaction is to be approved is fair to unaffiliated stockholders, including those being redeemed pursuant to the reverse stock split and those who will retain an equity interest in the Corporation subsequent to the consummation of the reverse stock split including:

     * Director and officer participation in the reverse stock split. No director or officer of the Corporation will be cashed out of their investment in the Corporation as a result of the reverse stock split and each will remain stockholders in the Corporation along with the unaffiliated stockholders who are not cashed out as a result of the reverse stock split, holding the same number of shares of Common Stock as a result of the forward stock split.

     * Sales or transfers to discontinue stock ownership. Stockholders who would otherwise retain an equity interest in the Corporation after the consummation of the reverse stock split have some control as to whether they will retain an interest in the Corporation by selling or transferring shares of Common Stock prior to the effective date of the reverse stock split to bring their equity interest to below 50 shares, and, therefore, be cashed out pursuant to the reverse stock split.

In consideration of these factors, and without assigning any particular weight to the specific factors, our Board has unanimously determined that the reverse stock split is fair to, and in the best interest of, all of our unaffiliated stockholders, and we should submit the reverse stock split to a vote of our stockholders, and recommend that they vote to approve the reverse stock split.

We anticipate that each member of the Board and each officer of our Corporation who owns, or controls directly or indirectly, shares of Common Stock will vote his or her shares, or cause any controlled shares to be voted, in favor of the reverse stock split.

Reservation of Rights

Although the Board requests stockholder approval of the reverse stock split, the Board reserves the right to decide, in its discretion, to withdraw the reverse stock split from the agenda of the Annual Meeting of Stockholders prior to any stockholder vote thereon, to abandon the reverse stock split even if the proposal is approved, or to modify the terms of the reverse stock split to be submitted for stockholder approval. The Board presently believes that the reverse stock split is in our best interests, that of our stockholders being redeemed pursuant to the reverse stock split, and that of our stockholders who will retain an equity interest in the Corporation subsequent to the consummation of the reverse stock split, and thus has recommended a vote for the proposed amendment to the Restated Certificate of Incorporation of the Corporation. However, the Board nonetheless believes that it is prudent to recognize that, between the date of this Proxy Statement and the date of the Annual Meeting of Stockholders, factual circumstances could possibly change such that it might not be appropriate or desirable to effect the reverse stock split and forward stock split at that time or on the terms currently proposed. Such factual circumstances could include an offer from a third party to acquire the Company that represents a superior offer to our stockholders, a material change in the Corporation's business or litigation is initiated affecting our ability to proceed with the reverse stock split and forward stock split, which the Board in its discretion determines to be significant enough to withdraw the reverse stock split from the agenda of the Annual Meeting of Stockholders prior to any stockholder vote thereon, to abandon the reverse stock split even if the proposal is approved, or to modify the terms of the reverse stock split to be submitted for stockholder approval. If the Board decides to withdraw or modify the reverse stock split, we will file a Current Report on Form 8-K and issue a press release announcing the Board's decision.

Fairness; Factors Considered

In considering whether the cash payment of the average closing price for five
(5) trading days immediately preceding the date of the Annual Meeting for pre-split share of Common Stock payable to unaffiliated stockholders whose shares will be redeemed in connection with the reverse stock split is substantively fair from a financial point of our unaffiliated stockholders, our Board considered various factors set forth below:

Current Market Prices. During the last twelve (12) months, the average daily closing price of the Corporation's Common Stock was $0.76 per share. Trading has been sporadic, and on several days in 2009 and 2010, no trading activity took place. The last sale price per share for our Common Stock as reported on the NYSE Amex on September 10, 2010 was $0.44. During the twelve (12) month period from September 1, 2009 to August 31, 2010 the closing price per share for the Common Stock has been in the range of $0.30 to $3.50. The average daily closing price of the Common Stock for the past 30, 60 and 90 days prior to September 10, 2010 has been:

September 10, 2010               $0.44
30 days prior (August 11, 2010)  $0.45
60 days prior (July 12, 2010)    $0.48
90 days prior (June 12, 2010)    $0.61

The Board considered the current market price to be consistent with our opportunities and risks on a going concern basis, and considered this factor as rather significant in determining the overall fairness of the transaction to unaffiliated stockholders due to the low trading volume.

Liquidation Value. Our Board determined that the liquidation value of our assets was not a significant factor because it concluded that such action would not maximize stockholder value due to our lack of material tangible assets and the difficulty that would be encountered in attempting to sell our stock or our assets at a fair and adequate price.

Purchase Prices Paid in Recent Repurchases of Common Stock. This factor was not considered because there have been no repurchases of our Common Stock by us in the last twelve (12) months.

Firm Offers to Acquire Control of the Corporation. We have not received, during the past two (2) years, any firm offers for our merger or consolidation with or into another corporation, or vice versa, or the sale or transfer of all or substantially all of our assets to another corporation, or a purchase of our securities by another person that would involve a change in our control. We did sell substantially all the assets of our Entertainment Division in 2008 to an unaffiliated purchaser, which resulted in litigation described in our Proxy Statement for our December 11, 2009 Annual Meeting of Stockholders.

Purchases to Continue Stock Ownership. Stockholders may elect to remain stockholders of the Corporation by acquiring sufficient shares so that they hold at least 50 shares of Common Stock in their account immediately prior to the reverse stock split. Therefore they can control the decision as to whether to remain stockholders in the Corporation after the reverse stock split is consummated or receive cash consideration offered for fractional shares in connection with the reverse stock split.

Stockholder Information and Financial Transparency. Officers, directors and unaffiliated stockholders who continue to hold an equity interest in the Corporation following the reverse stock split will not have available to them the same detailed information regarding our operations and results that is currently available to them in our filings with the SEC and will lose some financial transparency that is currently available to them.

Sarbanes-Oxley Act of 2002. We will no longer be subject to the reporting provisions of Sarbanes-Oxley or the Exchange Act and our officers will no longer be required to certify the accuracy of our financial statements.

Future Cost Savings. Stockholders who continue to hold an equity interest in the Corporation will benefit from the future cost savings expected to be realized by terminating our public corporation reporting status.

Director and Officer Participation in the Reverse Stock Split. None of our directors or officers will be cashed out of their investment in the Corporation as a result of the reverse stock split. Accordingly, such directors and officers will continue to benefit from their equity ownership in the Corporation after the reverse stock split.

Sales or Transfers to Discontinue Stock Ownership. Stockholders who would otherwise retain an equity interest in the Corporation after the consummation of the reverse stock split have some control as to whether they will retain an interest in the Corporation by selling or transferring shares of Common Stock prior to the effective date of the reverse stock split, to sell their entire interest, or bring their equity interest to below 50 shares of Common Stock, and, therefore, be cashed out pursuant to the reverse stock split.

Alternative Plans

As indicated herein, our directors and officers, who collectively hold approximately 4.26% of our outstanding Common Stock, have orally advised us that they intend to vote for the proposal. Accordingly, approval of the matter is not assured without the affirmative vote of additional stockholders. In the event that we do not receive enough votes to approve the proposal set forth herein, we will continue to operate as a public corporation filing reports with the SEC.

Procedural Fairness to Unaffiliated Stockholders

Our Board determined that the reverse stock split is procedurally fair to unaffiliated stockholders. We have not and do not intend to retain an unaffiliated representative to act solely on behalf of unaffiliated security holders for purposes of negotiation of the terms of the transaction described herein or preparing a report concerning the fairness of the reverse stock split which would be an expense we cannot afford. The terms and conditions of the reverse stock split proposal were proposed by our Board which unanimously concluded that the reverse stock split is in our best interest and all of our stockholders, including unaffiliated stockholders. The "going private transaction" pursuant to Rule 13e-3 was approved by all six (6) directors who are deemed independent directors out of a total of nine (9) directors then on our Board.

Our Board also determined that the reverse stock split is procedurally fair to the unaffiliated stockholders because unaffiliated stockholders are generally in a position to either disapprove the transaction or control whether or not they remain stockholders after the reverse stock split by acquiring sufficient shares so that they hold at least 50 shares of Common Stock immediately prior to the reverse stock split or selling or transferring sufficient shares so that they hold less than 50 shares of Common Stock immediately prior to the reverse stock split. Since there are approximately only 5,700 shares involved in this transaction, it is not in the best interest of the stockholders to expend thousands of dollars for opinions and studies when it is obvious that the cost of compliance is too burdensome to the Company.

We reasonably believe that the 1-for-50 reverse stock split followed by the 50-for-1 forward stock split and the related "going dark transaction" are procedurally and substantively fair to unaffiliated stockholders. This decision was unanimously reached by the Board on March 26, 2010.


                        TERMS OF THE REVERSE STOCK SPLIT


General

If our stockholders approve the reverse stock split followed by the forward stock split and the Amendment to the Corporation's Restated Certificate of Incorporation, the reverse stock split will become effective upon the filing of the Amendment with the Delaware Secretary of State and the forward stock split immediately thereafter. On the effective date of the reverse stock split each 50 shares of existing Common Stock issued and outstanding will be automatically converted into one (1) share of new Common Stock and then converted back to 50 shares of Common Stock. To the extent such holders would also have fractional shares as a result of the reverse stock split, such fractions are converted back to full shares as a result of the forward stock split.

We will not issue fractional shares or scrip resulting from the reverse stock split. Instead, we will purchase all shares eliminated for cash, based on the average closing price of our Common Stock on the five (5) trading days preceding the 2010 Annual Meeting of Stockholders. For example, if the Common Stock closed at $0.37, $0.40, $0.41, $0.42 and $0.45 for the five (5) trading days immediately preceding the date of the 2010 Annual Meeting, for an average of $0.41 per share, a stockholder owning ten (10) shares of Common Stock will receive $4.10. The actual amount stockholders receive will likely vary from this example. This is the same formula we used last year in cashing out fractional shares when each share of our Class B Stock was automatically converted into 1.3 shares of Common Stock as approved by the stockholders.

While it is the Board's present intention to effect the reverse stock split and forward stock split, the Board may, at any time prior to the effective date of the reverse stock split, abandon the filing of the Amendment to the Corporation's Restated Certificate of Incorporation and the reverse stock split without further action by the stockholders.

Exchange of Certificates; No Fractional Shares

After the effective date, we will authorize the payment for certificates representing less than 50 shares of Common Stock presently outstanding on the effective date upon surrender of an existing certificate evidencing such outstanding shares of existing Common Stock.

Our transfer agent, Continental Stock Transfer and Trust Corporation, will represent us as exchange agent in connection with the reverse stock split. As soon as practicable after the effective date, the holders of the Common Stock owning less than 50 shares will be notified that the reverse stock split has been effected and should surrender to the exchange agent any certificate(s) representing outstanding shares of our Common Stock in exchange for cash for any fractional shares. It is anticipated that the payment in cash for any fractional shares will be paid by us within thirty (30) days after such shares are surrendered to us for payment. No interest will be paid to any cashed out stockholders on the cash payments to be made from the effective date of the reverse stock split.

Registered stockholders who hold physical stock certificates representing less than 50 shares of Common Stock in the aggregate will be instructed to surrender their current certificate(s) and will receive a letter of transmittal to accompany their current certificate(s) to the exchange agent in order to receive their fractional share payment. Stockholders who hold their shares in book entry form will automatically receive payment by check. Stockholders who hold their shares in a brokerage account will have the relevant account automatically credited by the broker. In the event that any certificate representing shares of Common Stock is not presented for cash upon request by us, the cash payment will be administered in accordance with the relevant state abandoned property laws. Until the cash payments have been delivered to the public official pursuant to the abandoned property laws, such payments will be paid to the holder thereof or his or her designee at such time as the cashed out shares have been properly presented for exchange.

Stockholders who own 50 or more shares of Common Stock do not have to exchange certificates as they will continue to hold the same number of shares after the reverse stock split and forward stock split are effected by the Amendment filed with the State of Delaware Secretary of State.

Resale of Securities

Concurrently with the consummation of the reverse stock split, we expect to make a filing with the SEC to eliminate our ongoing reporting obligations, and expect to make a filing with the NYSE Amex to discontinue trading in our Common Stock and Notes. We will put on our website the information required by Rule 15c2-11 under the Exchange Act so market makers who wish to do so will have the requisite information to transact trades in the OTC pink sheets. We cannot guaranty the extent of any public market for our Common Stock in the pink sheets. The fractional shares of the Common Stock acquired by us in the reverse stock split will be considered a purchase and retirement of our Common Stock. The purchase will be treated as a reduction of our stockholders' equity. We have no present plans to resell or dispose of the fractional shares acquired in the transaction, except as may be used under the proposed 2010 Long-Term Incentive Plan.

Dissenter's Rights

Stockholders who dissent from a reverse stock split have no appraisal rights under Delaware law or under the Corporation's Restated Certificate of Incorporation or By-Laws in connection with the reverse stock split. Our Board did not grant unaffiliated stockholders access to our corporate files, nor extend the right to retain counsel or appraisal services at our expense. Retaining an unaffiliated representative would be an added expense of the reverse stock split. There may exist other rights or actions under state law for stockholders who are aggrieved by reverse stock splits generally. Although the nature and extent of such rights or actions are uncertain and may vary depending upon facts or circumstances, stockholder challenges to corporate action in general are related to the fiduciary responsibilities of corporate officers and directors and to the fairness of corporate transactions. For example, stockholders could, if they deemed such to be applicable, despite the small aggregate number of shares involved being cashed out, i.e. 5,700 shares, take appropriate legal action against us and our Board, and claim that the reverse stock split was unfair to the unaffiliated stockholders, and/or that there was no justifiable or reasonable business purpose for the reverse stock split.


                      FINANCING OF THE REVERSE STOCK SPLIT


The Board estimates that the total cost to us of the reverse stock split for payment of the fractional share interests and the estimated transactional fees and expenses will be approximately $70,000. We intend to finance the reverse stock split out of working capital.


                        COSTS OF THE REVERSE STOCK SPLIT


The Corporation estimates of the costs incurred or expected to be incurred in connection with the reverse stock split to be approximately $70,000. Actual costs of the transaction may be more or less than this estimate. We will be responsible for paying these costs.

     Fractional Shares Payment (1)  $ 5,000
     Legal Fees                      40,000
     Accounting Fees                 15,000
     SEC Filing Fees                     10
     Transfer Agent Fees              3,500
     Printing and Mailing Costs       3,000
     Miscellaneous                    3,490
                                    -------
     Total                          $70,000
                                    =======

(1) Assumes a per share price of $0.80, which will likely vary from actual amount shareholders will receive.


                     CONDUCT OF THE CORPORATION'S BUSINESS
                         AFTER THE REVERSE STOCK SPLIT


We expect our business and operations to continue as they are currently being conducted and, except as disclosed in this Proxy Statement, the reverse stock split is not anticipated to have any effect upon the conduct of our business.
We expect to realize time and cost savings as a result of terminating our public corporation reporting status. If the reverse stock split is consummated, all persons beneficially owning fewer than 50 shares of Common Stock at the effective time of the reverse stock split will no longer have any equity interest in, and will not be stockholders of, the Corporation and therefore will not participate in any future potential earnings and growth by us.

As a result of the reverse stock split the registration of our Common Stock under the Exchange Act may be terminated and trading of our Common Stock may be limited depending on broker interest and our continued provision of information to satisfy Rule 15c2-11 under the Exchange Act. In addition, because our Common Stock will no longer be subject to the reporting requirements of the Exchange Act, we will be relieved of our obligation to comply with the proxy rules of Regulation 14A under Section 14 of the Exchange Act, and our officers and directors and stockholders owing more than ten percent (10%) of Common Stock will be relieved of the stock ownership reporting requirements and "short swing" trading restrictions under Section 16 of the Exchange Act. Further, we will cease being subject to the liability provision of the Exchange Act, and will cease filing information with the SEC. Among other things the effect of this change will be a savings to us in not having to comply with the requirements of the Exchange Act. However, we will still be subject to Delaware law requirements of holding an annual meeting and compliance will require a simplified proxy statement not subject to Section 14 of the Exchange Act, although potentially subject to lawsuits claiming the information was false or misleading.

As stated throughout this Proxy Statement, we believe that there are significant advantages in effecting the reverse stock split, and "going dark transaction" and we plan to avail ourselves of any opportunities we may have as a non-reporting publicly held corporation, including, but not limited to, improving our ability to compete in the marketplace, making ourselves a more viable candidate with respect to a merger or acquisition transaction with any one of our competitors or entering into some type of joint venture or other arrangement. Although management currently is not pursuing any negotiations with respect to any sale or merger transaction, there is always a possibility that we may enter into an arrangement in the future and our remaining stockholders may receive payment for their shares in any transaction in excess of payment made for cashed out fractional shares.

Other than as described in this Proxy Statement as to the proposals to amend provisions of Class A Stock and increase authorized Common Stock plus Class A shares to be issued to a partner to a joint venture, neither we nor our management has any current plans or proposals to effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation, to sell or transfer any material amount of its assets, to change our Board or management; or change materially our capitalization, or otherwise to effect any material change in our corporate structure or business, although we are constantly seeking ways to refinance our indebtedness. There are no plans to change any material term of any severance agreement or retention bonus plan agreement with any of our executive officers.


             PRICE RANGE OF COMMON STOCK; DIVIDENDS; TRADING VOLUME


Our Common Stock is traded on the NYSE Amex under the symbol TLX. The following table sets forth for the periods indicated the high and low sale prices of our Common Stock on such Exchange and the American Stock Exchange each quarter during the past two (2) years and during 2010 prior to the initial public announcement related to the reverse stock split proposal on and for the period between the date of that announcement and up to the issuance of this Proxy Statement to our stockholders.

                                               High     Low
                                               ----     ---
Year ending December 31, 2010
-----------------------------
First Quarter..............................   $1.90   $0.57
Second Quarter.............................    0.88    0.40
Third Quarter through September 10, 2010...    0.75    0.31

Year ended December 31, 2009
----------------------------
First Quarter..............................   $0.90   $0.20
Second Quarter.............................    2.31    0.24
Third Quarter..............................    3.50    0.78
Fourth Quarter.............................    1.49    0.30

Year ended December 31, 2008
----------------------------
First Quarter..............................   $6.70   $3.00
Second Quarter.............................    4.15    3.15
Third Quarter..............................    6.10    1.80
Fourth Quarter.............................    2.65    0.50

As of August 31, 2010, we had approximately 630 holders of our Common Stock.

No dividends have been declared or paid by us on our Common Stock to the date of this Proxy Statement since May 2, 2006.

During the twelve (12) month period prior to the announcement of the proposed reverse stock split, the average monthly trading volume on the NYSE Amex of our Common Stock was approximately 8,000 shares.


                      WHERE YOU CAN FIND MORE INFORMATION


We are subject to the informational requirements of the Securities Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the proxy statement, through the Internet at the SEC's website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

                             Trans-Lux Corporation
                                26 Pearl Street
                          Norwalk, Connecticut  06850
                            Attn: Investor Relations
                             Phone: (203) 853-4321

You can also read the proxy statement and the 2009 annual report through the Internet at our website at www.trans-lux.com/about/investor-information.

We are "incorporating by reference" information into this proxy statement, meaning that we are disclosing important information to you by referring you to
another document filed separately with the SEC.   The information incorporated
by reference is considered to be part of this proxy statement, except to the extent that the information is superseded by information in this proxy statement.

The following documents contain important information about us and our financial condition and operating results, and are hereby incorporated by reference:

    * our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on April 15, 2010;

    * our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the SEC on May 20, 2010; and

    * our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, filed with the SEC on August 18, 2010.

With respect to this proxy statement but not with respect to any corresponding
Schedule 13E-3, we also incorporate by reference any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the annual meeting. The information contained in any of these documents will be considered part of this proxy statement form the date these documents are filed.

                           VOTE REQUIRED FOR APPROVAL


               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
            STOCKHOLDERS VOTE "FOR" THE 1-FOR-50 REVERSE STOCK SPLIT
          FOLLOWED BY A 50-FOR-1 FORWARD STOCK SPLIT.  THE AFFIRMATIVE
            VOTE OF A MAJORITY VOTE OF OUR SHARES OUTSTANDING OF OUR
         COMMON STOCK IS REQUIRED TO APPROVE THE 1-FOR-50 REVERSE STOCK
           SPLIT FOLLOWED BY A FORWARD STOCK SPLIT OF 50-FOR-1 OF THE
           SHARES OF THE REMAINING STOCKHOLDERS. IT IS INTENDED THAT PROXIES SOLICITED HEREBY WILL BE VOTED "FOR" SUCH PROPOSAL
                  UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE.

                               PROPOSAL TO AMEND
            THE CORPORATION'S RESTATED CERTIFICATE OF INCORPORATION
             TO REMOVE CLASS B STOCK FROM AUTHORIZED CAPITAL STOCK
                     Proposal No. 2 (Item 2 on Proxy Card)


The Corporation presently has authorized 5,500,000 shares of Common Stock, $1.00 par value, 3,000,000 shares of Class A Stock, $1.00 par value, 1,000,000 shares of Class B Stock, $1.00 par value and 500,000 shares of Preferred Stock, $1.00 par value. On December 11, 2009, the stockholders approved the automatic conversion of all Class B Stock into Common Stock in a ratio of 1.3 shares of Common Stock for each share of Class B Stock in accordance with a Settlement Agreement approved by the United States District Court. A Certificate of Amendment was filed December 14, 2009 and as a result, all shares of Class B Stock were converted into Common Stock and none are outstanding.

The Class B Stock is a supervoting stock with ten votes per share on all matters including the election of directors, but votes separately as a class on certain amendments to the Corporation's Restated Certificate of Incorporation and mergers, consolidations and other extraordinary transactions. The Class B Stock is entitled to receive cash dividends that are lower than cash dividends that may be paid on the Common Stock and Class A Stock. No cash dividends are currently being paid. No further shares of Class B Stock can be issued without the approval of the holders of Common Stock. In addition the Class B Stock has a "sunset provision" which means if the outstanding Class B Stock is less than 5% of combined Common Stock and Class B Stock outstanding, the Class B Stock would automatically convert into Common Stock.

The Board of Directors has no intention of asking stockholders to authorize Class B Stock in the future and is of the opinion that it should be permanently removed consistent with the sunset provision. The affirmative vote of a majority of the shares outstanding of the Common Stock is required to approve the proposed amendment to the Corporation's Restated Certificate of Incorporation removing the Class B Stock.


               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
               THE STOCKHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT
                  TO THE CORPORATION'S RESTATED CERTIFICATE OF
                   INCORPORATION TO REMOVE CLASS B STOCK FROM
             AUTHORIZED CAPITAL STOCK.  IT IS INTENDED THAT PROXIES
              SOLICITED HEREBY WILL BE VOTED "FOR" SUCH AMENDMENT
                  TO THE CORPORATION'S RESTATED CERTIFICATE OF
                 INCORPORATION UNLESS THE STOCKHOLDER SPECIFIES
                                   OTHERWISE.

                               PROPOSAL TO AMEND
           THE CORPORATION'S RESTATED CERTIFICATE OF INCORPORATION TO
              (a) MODIFY PROVISIONS RELATING TO CLASS A STOCK AND
                     (b) INCREASE AUTHORIZED COMMON STOCK.
               Proposal No. 3 (Item 3 (a) and (b) on Proxy Card)

At the present time the Corporation has authorized capital of 10,000,000 shares consisting of 5,500,000 shares of Common Stock, $1.00 par value, 3,000,000 shares of Class A Stock, $1.00 par value, 1,000,000 shares of Class B Stock, $1.00 par value and 500,000 shares of Preferred Stock, $1.00 par value. Of the Common Stock, 2,674,000 are authorized, but unissued. Of such unissued shares, 39,000 are reserved for Stock Option Plans. There are no shares of Class B Stock, Class A Stock or Preferred Stock outstanding and it is intended to (i) remove the Class B Stock from the Corporation's Restated Certificate of Incorporation as set forth in Proposal No. 2 and (ii) (a) modify the provisions of Class A Stock and (b) increase authorized Common Stock from 5,500,000 shares to 8,500,000 shares under this Proposal No. 3.

As set forth above, the Corporation presently has authorized 3,000,000 shares of non-voting Class A Stock, none of which are outstanding and none have ever been issued. An additional 3,000,000 shares of Class A Stock were approved by stockholders at the 1998 Annual Meeting of Stockholders, but as permitted in the Proxy Statement covering such proposal, a Certificate of Amendment was never filed to authorize the additional number of shares. The provisions of the Class A Stock provide that the Class A Stock will automatically convert into Common Stock at such time as the Class B Stock is converted into Common Stock. Since the Class B Stock converted into Common Stock as described in this Proxy Statement, no shares of Class A Stock may be issued based on such "sunset provision." In addition, the Corporation's Restated Certificate of Incorporation provides the Board can retire (remove) the Class A Stock from the Corporation's Restated Certificate of Incorporation if no shares were outstanding five years from the date of original authorization in 1995.

The Board of Directors is recommending that instead of removing the Class A Stock, the provisions governing such Class A Stock be amended in order to eliminate the provisions requiring the conversion of the Class A Stock into Common Stock, specifically provide such Class A Stock is non-convertible, and extending the sunset provision to provide that the Board of Directors may retire such Class A Stock if no shares of Class A Stock are outstanding five years from the date of the 2010 Annual Meeting of Stockholders. In all other respects, there are no material changes to the Class A Stock and a copy of Article FOURTH as proposed to be amended by eliminating the Class B Stock, amending the provisions of Class A Stock, and increasing authorized Common Stock by 3,000,000 shares as set forth in Appendix B to this Proxy Statement to which reference is made for the full details of such Amendment to the Corporation's Restated Certificate of Incorporation.

The purpose of the (a) amendments to the Class A Stock to keep it authorized and eliminate the provisions requiring the conversion of Class A Stock into Common Stock and (b) authorization of additional Common Stock is to provide greater flexibility in the capitalization of the Corporation to meet the constantly changing needs of the Corporation and the market place. The existing authorized shares of Class A Stock and existing and additional authorized Common Stock may be issued from time to time in connection with equity capital offerings, acquisitions, payment of debt by offering shares in exchange, availabilty for employee stock option plans, as set forth in a separate proposal in this Proxy Statement, stock dividends, potential issuing of shares in connection with a joint venture, and other corporate purposes. If the proposed amendments are authorized, the Board of Directors may be in a position to issue such shares without further approval of the stockholders, although certain employee stock options or similar plans may still require stockholders' approval. Although the Corporation is continually alert to acquisitions and other investment opportunities, there have been no previous acquisitions for stock and none are presently contemplated except for potential issuance to a joint venture partner of 300,000 shares of Class A Stock, where the other party is making a substantial cash contribution of $2.0 million to the joint venture. There can be no assurance that any such other transactions will be effected.

The Common Stock and Class A Stock have substantially identical rights, except that the holders of the Class A Stock have a 10% higher dividend right than the Common Stock and generally are not entitled to vote on any matter except as otherwise required by law. It is not intended that an application for listing the Class A Stock on any stock exchange will be filed. If shares are issued, there may be no public market.

If the stockholders approve the proposals to (a) amend the Class A Stock and (b) increase authorized Common Stock, it is expected that an Amendment to the Corporation's Restated Certificate of Incorporation reflecting the changes resulting from the proposals on the Class B Stock, Class A Stock and Common Stock will subsequently be filed with the State of Delaware Secretary of State and become effective on the respective filing thereof.

Description of Capital Stock. Following is a summary of the rights, preferences, powers and limitations of the Common Stock and Class A Stock after giving effect to the amendments contemplated by this Proxy Statement.

Voting. The shares of Common Stock are entitled to one vote per share on all matters submitted to stockholders. Holders of Common Stock and Class A Stock do not have preemptive rights or cumulative voting rights. Each share of Class A Stock has no voting right except as otherwise required by law. Under the Delaware General Corporation Law, holders of the Class A Stock are entitled to vote on proposals to increase or decrease the number of authorized shares of Class A Stock, change the par value of the Class A Stock or to alter or change the powers, preferences or special rights of the shares of Class A Stock which may affect them adversely.

Dividends and Other Distributions. Dividends on the Common Stock will be paid if and when declared. Stock dividends on and stock splits of Common Stock will only be payable or made in shares of Common Stock. Each outstanding share of Class A Stock will be entitled to receive such dividends and other distributions in cash, stock or property as may be declared by the Board of Directors of the Corporation, provided that, if at any time a cash dividend is paid on the Common Stock, a cash dividend will also be paid on the Class A Stock in an amount 10% higher than the amount per share paid on the Common Stock. In no event shall dividends and other distributions be paid on any of the Common Stock or Class A Stock unless the other such class of stock also receives dividends subject to the above provisions for the requirement of the respective higher cash dividends for Class A Stock. Dividends or other distributions payable in shares of stock shall be made to holders of Class A Stock in shares of Class A Stock. The Corporation's Restated Certificate of Incorporation provides that the Board of Directors can authorize a distribution of Class A Stock proportionately to holders of Common Stock and Class A Stock. In no event will either Common Stock or Class A Stock be split, divided or combined unless the other is also proportionately split, divided or combined. The Corporation does not currently pay cash dividends and payment of such dividends is not contemplated in the foreseeable future.

Convertibility. The Class A Stock is not convertible into any other class of stock.

Other Distributions. The holders of Common Stock and Class A Stock are each entitled to receive the same consideration per share in the event of any liquidation, dissolution or winding-up of the Corporation.

Mergers and Acquisitions. The holders of Common Stock and Class A Stock are each entitled to receive the same per share consideration, if any, received in a merger or consolidation of the Corporation (whether or not the Corporation is the surviving corporation).

The affirmative vote of a majority of the shares outstanding of the Common Stock is required to approve the proposed amendments to the Corporation's Restated Certificate of Incorporation on (a) amending the Class A Stock and (b) increasing authorized Common Stock. If the proposal on Class A Stock is not approved, it will be deemed authorization of filing of an amendment retiring the Class A Stock since no further shares may be issued in absence of such approval of the amendment and may require us to issue Common Stock to the joint venture partner instead.

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
               THE STOCKHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT
                  TO THE CORPORATION'S RESTATED CERTIFICATE OF
             INCORPORATION TO (a) MODIFY PROVISIONS RELATING TO CLASS A
                STOCK AND (b) INCREASE AUTHORIZED COMMON STOCK.
                  IT IS INTENDED THAT PROXIES SOLICITED HEREBY
                  WILL BE VOTED "FOR" BOTH SUCH AMENDMENTS TO THE
              CORPORATION'S RESTATED CERTIFICATE OF INCORPORATION
                  UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE.

                              PROPOSAL TO APPROVE
               THE ADOPTION OF THE 2010 LONG-TERM INCENTIVE PLAN
                     PROPOSAL NO. 4 (Item 4 on Proxy Card)


We are asking the Corporation's stockholders to approve the adoption of the Corporation's 2010 Long-Term Incentive Plan (the "Long-Term Incentive Plan" or "Plan") to allow for an aggregate of 1,200,000 shares of Class A Stock and/or Common Stock that we may issue under the Long-Term Incentive Plan. The Long-Term Incentive Plan was adopted by the Corporation's Board of Directors on July 2, 2010.

Our Board of Directors has adopted, subject to stockholder approval, the Long-Term Incentive Plan to provide us the ability to grant a variety of equity awards as a valuable tool to help attract, motivate, and retain eligible employees and directors of the Corporation. The Board of Directors has determined that we should authorize 1,200,000 shares of the Corporation's Class A Stock and/or Common Stock as available under the Long-Term Incentive Plan to enable the Corporation to grant equity incentive awards at levels deemed appropriate by the Compensation Committee and the Board of Directors. Currently, the Corporation has no stock incentive plans for employees as the Corporation's previous plans expired. The ability to grant options and awards involving Class A Stock is subject to approval of the proposal in this Proxy Statement to amend such Class A Stock. Awards of Stock under the Plan may be less attractive to employees if the stockholders approve the "going dark" proposal to be voted on at this meeting.

If our stockholders fail to approve the Long-Term Incentive Plan, no awards or options may be granted to employees under the rules of the NYSE Amex corporate governance provisions.

Introduction

The objectives of the Long-Term Incentive Plan are to (a) optimize the profitability and growth of the Corporation through long-term incentives that are consistent with the Corporation's goals and that link the interests of participants to those of the Corporation's stockholders; (b) provide participants with incentives for excellence in individual performance; (c) provide flexibility to the Corporation in its ability to motivate, attract, and retain the services of participants who make significant contributions to the Corporation's success; and (d) allow participants to share in the success of the Corporation. The Long-Term Incentive Plan is a broad-based incentive plan that provides for granting stock options, restricted stock units, restricted stock and other awards. There are no cash awards under the Plan.

The Board of Directors believes that the Corporation's long-term success is dependent upon motivating, attracting, and retaining its key employees and directors, and aligning the interests of such individuals with those of the Corporation's stockholders. The adoption of the Long-Term Incentive Plan provides the Compensation Committee the flexibility to continue to make competitive grants to its key employees and directors as part of the Corporation's overall compensation program.

As of June 30, 2010, we had an aggregate of 39,000 shares of Common Stock subject to outstanding options under our previous stock option plans, consisting of 7,500 shares of Common Stock subject to outstanding options under the expired 1995 Stock Option Plan, 8,500 shares of Common Stock subject to outstanding options and 13,000 shares of Common Stock available for future awards under the Corporation's Non-Employee Director Stock Option Plan and 10,000 shares of Common Stock subject to outstanding options under a Non-Statutory Stock Option Agreement for the former Chairman of the Board.

The closing sale price of the Corporation's Common Stock on the NYSE Amex on September 10, 2010 was $0.44 per share.

Key Features of the Plan

Limitation on shares authorized. The aggregate maximum number of shares of Class A Stock and Common Stock that awards may be granted under the Long-Term Incentive Plan is 1,200,000 shares.

Limitation on term of stock option awards. The term of each stock option will not exceed ten years.

There may be no repricing or grant of discounted stock options. The Long-Term Incentive Plan does not permit the repricing of stock options either by amending an existing award agreement or by substituting a new award at a lower price.
The Plan prohibits the granting of stock options with an exercise price less than the fair market value of the Corporation's respective class of Common Stock, as applicable, on the date of grant.

Plan Summary

The material provisions of the Long-Term Incentive Plan, as proposed to be adopted pursuant to this Proposal No. 4, are summarized below. This summary does not purport to be complete, and is qualified in its entirety by reference to the full text of the Long-Term Incentive Plan attached as Appendix C to this Proxy Statement.

General. The Long-Term Incentive Plan permits the grant to eligible participants of equity-based incentive compensation opportunities, including stock options, restricted stock units, restricted stock, and other awards. Each award will be evidenced by an award agreement.

Duration of the Plan. The Long-Term Incentive Plan, as proposed to be adopted pursuant to this Proposal No. 4, will be effective on the date that the Long-Term Incentive Plan is approved by our stockholders, and, generally, will terminate on the ten-year anniversary thereof.

Administration. The Long-Term Incentive Plan is administered by the Compensation Committee; provided, that, the Board of Directors may, in its sole discretion, make awards under the Plan. Subject to the terms of the Plan, the Compensation Committee has authority to (a) select the individuals who may participate in the Plan; (b) determine the sizes and types of awards that are granted under the Plan; (c) determine the terms and conditions of awards in a manner consistent with the Plan; (d) construe and interpret the Plan and any award agreement or other agreement or instrument entered into or issued under the Plan; (e) establish, amend, or waive rules and regulations for the Plan's administration; (f) amend the terms and conditions of any outstanding award; and
(g) make all other determinations that may be necessary or advisable for the administration of the Plan. The Compensation Committee may delegate certain of its responsibilities and authority to other persons, subject to applicable law.

Shares Covered by the Plan. Under the Plan, the Corporation may issue a total of 1,200,000 shares of Class A Stock and/or Common Stock, subject to adjustments as provided in the Plan. The following shares are not taken into account in applying these limitations: (a) shares covered by the unexercised portion of an option that terminates, expires or is canceled, (b) shares forfeited or repurchased under the Plan, (c) shares covered by awards that are forfeited, canceled, or terminated, and (d) shares used or withheld in order to pay the exercise or purchase price under an award or to satisfy the tax withholding obligations associated with the exercise, vesting, or settlement of an award.

Individual Award Limitations. The maximum aggregate number of shares that may be granted to any one participant in any one year under the Plan is 300,000 with respect to stock options and 300,000 with respect to restricted stock or restricted stock units.

Eligibility. Awards may be made under the Plan to any employee or director of the Corporation or its subsidiaries. Currently, there are approximately 179 individuals eligible to participate in the Plan. For purposes of the Plan, a subsidiary is any entity in which the Corporation has a direct or indirect ownership interest of at least 50% and any entity in which the Corporation holds a direct or indirect ownership interest of less than 50%, but which, in the discretion of the Compensation Committee, is treated as a subsidiary for purposes of the Plan.

Forms of Awards. Stock Options. The Corporation may grant stock options that qualify as "incentive stock options" ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as stock options that do not qualify as ISOs. Only employees of the Corporation or a subsidiary may be granted ISOs. Generally, the term of a stock option is ten years; provided, however, different limitations apply to ISOs granted to ten-percent stockholders, in such case, the term may not be greater than five years and the exercise price may not be less than 110% of the fair market value of the respective class of our Common Stock on the date the option is granted.

The Compensation Committee may impose such exercise, forfeiture and other terms and conditions as it deems appropriate with respect to stock options. The exercise price of stock options may be paid (a) in cash or its equivalent, (b) at the discretion of the Compensation Committee, in shares of Class A Stock and/or Common Stock having a fair market value equal to the aggregate exercise price for the shares being purchased and satisfying such other requirements as may be imposed by the Compensation Committee (which shares may be previously owned or may be shares that would otherwise have been issuable upon exercise of the option if the exercise price had been paid in cash), (c) at the discretion of the Compensation Committee, partly in cash (or its equivalent) and partly in shares of Class A Stock and/or Common Stock, (d) through the delivery of irrevocable instructions to a broker to deliver promptly to the Corporation an amount equal to the aggregate exercise price for the shares being purchased, or
(e) through such other means as shall be prescribed in the award agreement or by the Compensation Committee or the Board of Directors.

The Compensation Committee may establish such exercise and other conditions applicable to a stock option following the termination of the participant's employment or other service with the Corporation and its subsidiaries as the Compensation Committee deems appropriate on a grant-by-grant basis.

Restricted Stock and Restricted Stock Units. The Compensation Committee may grant participants restricted stock awards under the Plan. The Compensation Committee shall impose such conditions and/or restrictions on any shares of restricted stock as the Compensation Committee may determine including, without limitation, a requirement that participants pay a stipulated purchase price for each share of restricted stock, transfer restrictions, restrictions based upon the achievement of specific performance goals, time-based restrictions, or restrictions under applicable federal or state securities laws. Subject to such conditions as the Compensation Committee may impose, the recipient of a restricted stock award may be given the rights to vote and receive dividends on shares covered by the award pending the vesting or forfeiture of the shares.

The Compensation Committee may grant participants restricted stock units under the Plan, which generally consist of the right to receive shares of Common Stock as determined by the Compensation Committee in the future. Each restricted stock unit shall have the value of one respective share of Class A Stock and/or Common Stock, as applicable. Grants of restricted stock units will be subject to the terms and conditions as the Compensation Committee may impose, including without limitation, continuing employment or service for a specified period of time or satisfaction of specified performance criteria.

Unless the Compensation Committee determines otherwise in its discretion, the holder of restricted stock units will not have any rights of a shareholder (including, without limitation, dividend rights and voting rights) with respect to shares of Class A Stock and/or Common Stock covered by the restricted stock units.

Unless the Compensation Committee determines otherwise, shares of non-vested restricted stock and non-vested restricted stock unit awards will be forfeited upon the recipient's termination of employment or other service with the Corporation and its subsidiaries.

Other Awards. The Plan gives the Compensation Committee broad discretion to grant other types of equity-based awards and the payment of Class A Stock and/or Common Stock in lieu of cash under any Corporation incentive bonus plan
or program. Subject to the terms of the Plan, the Compensation Committee, in its sole discretion, shall determine the terms and conditions of such other awards.

Performance-Based Awards. The Compensation Committee may also grant performance-based awards under the Plan. In general, performance-based awards provide for the payment of shares of Class A Stock and/or Common Stock upon the achievement of predetermined performance objectives established by the Compensation Committee. Performance objectives may be based upon any one or more of the following business criteria:

-income measures (including, but not limited to, gross profit, operating income, earnings before or after taxes, profits before or after taxes, net income or earnings per share);
-return measures (including, but not limited to, return on assets, investment, equity, or sales or pre-tax margin);
-cash flow thresholds;
-gross revenues;
-sales results;
-market share results;
-economic value added;
-share price (including, but not limited to, growth measures and total stockholder return).

The above performance objectives may be applied to an individual, a business unit or division, the Corporation and any one or more of its subsidiaries, or such other operating units as the Compensation Committee may designate. The above performance objectives may be expressed in absolute or relative terms.

The Compensation Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance objective; provided that awards that are designed to qualify for the "performance-based compensation" exemption from the deduction limitation provisions of Section 162(m) of the Code may not be adjusted upward (although the Compensation Committee shall retain the discretion to adjust such awards downward). In the case of any award that is granted subject to the condition that a specified performance objective be achieved, no payment under such award shall be made prior to the time that the Compensation Committee certifies in writing that the performance objective has been achieved.

Deferrals. The Compensation Committee may permit or require a participant to defer receipt of the payment of cash or the delivery of shares of Class A Stock and/or Common Stock that would otherwise be due under an award, provided that the deferral arrangement satisfies the applicable election, distribution timing and other requirements of Section 409A of the Code.

No Right to Employment or Participation. The Plan shall not interfere with or limit in any way the right of the Corporation or of any subsidiary to terminate any employee's employment or service at any time, and the Plan shall not confer upon any employee the right to continue in the employ of the Corporation or of any subsidiary. No employee shall have the right to be selected to receive an award or, having been so selected, to be selected to receive a future award.

Adjustments of Awards. Generally, in the event of a change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Corporation, any reorganization or any partial or complete liquidation of the Corporation, the Corporation will adjust (a) the number of shares of Class A Stock and/or Common Stock that may be issued under the Plan, (b) the number of shares of Class A Stock and/or Common Stock that may be covered by awards made to an individual in any calendar year, and (c) the number and price of shares of Class A Stock and/or Common Stock subject to outstanding awards, as may be determined to be appropriate and equitable by the Compensation Committee, in its discretion, to prevent dilution and enlargement of the benefits available under the Plan and the rights of participants.

Change of Control. In the event of a change of control of the Corporation, the Board of Directors may in its sole discretion direct that (a) all option holders shall be permitted to exercise their outstanding options in whole or in part (whether or not otherwise exercisable) immediately prior to such change of control; or (b) if, as part of a change of control transaction, the shareholders of the Corporation receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Class A Stock and/or Common Stock (whether or not such Exchange Stock is the sole consideration), the Board of Directors may direct that all options for shares of Class A Stock and/or Common Stock that are outstanding at the time of the change of control transaction shall be converted into options for shares of Exchange Stock, such that the vesting and other terms and conditions of the converted options shall be substantially the same as the vesting and corresponding other terms and conditions of the original options. The Board of Directors, acting in its discretion, may accelerate vesting of other non-vested awards, and cause cash settlements and/or other adjustments to be made to any outstanding awards (including, without limitation, options as it deems appropriate in the context of a change of control transaction, taking into account with respect to other awards the manner in which outstanding options are being treated. Generally, any outstanding options that are not exercised prior to certain transactions, including a merger where the Corporation is not the surviving entity, a liquidation or a sale of all or substantially all of the Corporation's assets, will thereupon terminate.

For purposes of the Long-Term Incentive Plan, a change of control, unless otherwise defined by the Compensation Committee, means:

The Corporation's stockholders approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or

The Corporation's stockholders approve a plan of complete liquidation of the Corporation or an agreement of sale or disposition of all or substantially all of the Corporation's assets.

Amendment and Termination of the Plan. Subject to the terms of the Plan, the Compensation Committee may at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part; provided that, unless the Compensation Committee specifically provides otherwise, any revision or amendment that would cause the Plan to fail to comply with any requirement of applicable law, regulation, or rule if such amendment were not approved by the stockholders of the Corporation, shall not be effective unless and until stockholder approval is obtained.

U.S. Federal Income Tax Consequences

Stock Options. The grant of a stock option under the Long-Term Incentive Plan is not a taxable event to the participant for federal income tax purposes. In general, ordinary income is realized upon the exercise of a stock option (other than an ISO) in an amount equal to the excess of the fair market value on the exercise date of the shares acquired pursuant to the exercise over the option exercise price paid for the shares. The Corporation generally will be entitled to a deduction equal to the amount of ordinary income realized by a participant upon the exercise of an option. The tax basis of shares acquired upon the exercise of a stock option (other than an ISO) is equal to the value of the shares on the date of exercise. Upon a subsequent sale of the shares, capital gain or loss (long-term or short-term, depending on the holding period of the shares sold) will be realized in an amount equal to the difference between the selling price and the basis of the shares.

No income is realized upon the exercise of an ISO other than for purposes of the alternative minimum tax. Income or loss is realized upon a disposition of shares acquired pursuant to the exercise of an ISO. If the disposition occurs more than one year after the ISO exercise date and more than two years after the ISO grant date, then gain or loss on the disposition, measured by the difference between the selling price and the option exercise price for the shares, will be long-term capital gain or loss. If the disposition occurs within one year of the exercise date or within two years of the grant date, then the gain realized on the disposition will be taxable as ordinary income to the extent such gain is not more than the difference between the value of the shares on the date of exercise and the exercise price, and the balance of the gain, if any, will be capital gain. The Corporation is not entitled to a deduction with respect to the exercise of an ISO; however, in general, it is entitled to a deduction corresponding to the ordinary income realized by a participant upon a disposition of shares acquired pursuant to the exercise of an ISO before the satisfaction of the applicable one and two-year holding period requirements described above.

Restricted Stock Awards and Restricted Stock Units. In general, a participant will realize ordinary income with respect to Common Stock received pursuant to a restricted stock award at the time the shares become vested in accordance with the terms of the award in an amount equal to the fair market value of the shares at the time they become vested, and except as discussed below, the Corporation is generally entitled to a corresponding deduction. The participant's tax basis in the shares will be equal to the ordinary income recognized. Upon subsequent disposition of the shares, the participant will realize long-term or short-term capital gain or loss, depending on the holding period of the shares sold.

A participant may make an "early income election" within 30 days of the receipt of restricted shares of Class A Stock and/or Common Stock, in which case the participant will realize ordinary income on the date the restricted shares are received equal to the difference between the value of the shares on that date and the amount, if any, paid for the shares. In such event, any appreciation in the value of the shares after the date of the award will be taxable as capital gain upon a subsequent disposition of the shares. The Corporation's deduction is limited to the amount of ordinary income realized by the participant as a result of the early income election.

A participant who receives restricted stock unit awards will be taxed at ordinary income tax rates on the then fair market value of the shares of the respective class of Class A Stock and/or Common Stock distributed at the time of settlement of the restricted stock unit awards and, except as discussed below, the Corporation will generally be entitled to a tax deduction at that time. The participant's tax basis in the shares will equal the amount taxed as ordinary income, and on subsequent disposition, the participant will realize long-term or short-term capital gain or loss.

Other Awards. Other awards will generally result in ordinary income to the participant at the later of the time of delivery of shares, or other awards, or the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered shares, or other awards. Except as discussed below, the Corporation generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an award, but will not be entitled to a tax deduction relating to amounts that represent a capital gain to a participant.

Section 162(m) of the Code. Section 162(m) of the Code ("Section 162(m)") generally allows the Corporation to obtain tax deductions without limit for performance-based compensation. The Corporation intends that options, and contingent performance awards granted under the Long-Term Incentive Plan will qualify as performance-based compensation not subject to the $1 million deductibility limitations under Section 162(m).

THE ABOVE SUMMARY PERTAINS SOLELY TO CERTAIN U.S. FEDERAL
INCOME TAX CONSEQUENCES ASSOCIATED WITH AWARDS MADE UNDER THE LONG-TERM INCENTIVE PLAN AND DOES NOT PURPORT TO BE COMPLETE. THE SUMMARY DOES NOT ADDRESS ALL FEDERAL INCOME TAX CONSEQUENCES AND IT DOES NOT ADDRESS STATE, LOCAL, AND NON-U.S. TAX CONSIDERATIONS.

Legal Limitations:

The issuance of any shares under the Long-Term Incentive Plan may be subject to prior listing thereof on any exchange on which such shares are traded. The shares will be held by the participant for investment unless the Corporation registers the shares under the Securities Act of 1933, as amended.

The affirmative vote as a majority of the shares of Common Stock voted at the meeting is required to approve the proposal to adopt the Long-Term Incentive Plan.


               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
              THE STOCKHOLDERS VOTE "FOR" THE PROPOSED 2010 LONG-
               TERM INCENTIVE PLAN.  IT IS INTENDED THAT PROXIES
             SOLICITED HEREBY WILL BE VOTED "FOR" SUCH PLAN UNLESS
                      THE STOCKHOLDER SPECIFIES OTHERWISE.

                             ELECTION OF DIRECTORS
                     Proposal No. 5 (Item 5 on Proxy Card)


The Board of Directors of Trans-Lux Corporation is divided into three classes with the term of office of one of the three classes of directors expiring each year and with each class being elected for a three-year term. The Board of Directors currently consists of eight members. If elected at the Annual Meeting, the nominees listed below will serve until the Annual Meeting of Stockholders in 2013, or until their successors are duly elected and qualified. All other directors will continue as such for the term to which they were elected. Mr. Gene Jankowski, who was Chairman and Mr. Victor Liss, who was Vice Chairman, whose terms would have expired at the 2010 Annual Meeting, have decided not to stand for re-election and resigned on June 10, 2010 and August 20, 2010, respectively.

Management has no reason to believe that any nominee will not be available or will not serve if elected, but if a nominee should not become available to serve as a director, full discretion is reserved to the persons named as proxies to vote for such other persons as may be nominated. Proxies will be voted "FOR" the nominees unless the stockholder specifies otherwise.


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL
              OF THE NOMINEES STANDING FOR ELECTION LISTED BELOW.


                  Nominees Standing for Election

Name                        Age  Since  Expiration of Proposed Term
-------------------------------------------------------------------
Jean-Marc (J.M.) Allain....  40      -            2013
Jean Firstenberg...........  74   1989            2013
-------------------------------------------------------------------

                  Directors Whose Term Continues

Name                        Age  Since  Expiration of Current Term
-------------------------------------------------------------------
Glenn J. Angiolillo........  56   2009            2012
Angela D. Toppi............  54   2009            2012
Salvatore J. Zizza.........  64   2009            2012
Howard S. Modlin...........  79   1975            2011
Michael R. Mulcahy.........  62   2002            2011
George W. Schiele..........  78   2009            2011
-------------------------------------------------------------------

    Directors Whose Term Will Expire at the 2010 Annual Meeting
                        and Have Resigned

Name                        Age  Since  Expiration of Current Term
------------------------------------------------------------------
Gene Jankowski*............  76   1994            2010
Victor Liss**..............  73   1988            2010
-------------------------------------------------------------------
* Resigned on June 10, 2010.
** Resigned on August 20, 2010.

Set forth below is biographic information for the individuals nominated to serve as directors and each director. The members of the Nominating Committee have recommended, and the independent members of the Board of Directors have nominated, the persons listed below as nominees for the Board of Directors. Ms. Firstenberg presently serves as a director; Mr. Allain will be standing for his first election.

NOMINEES - Three-Year Term Expiring 2013

J.M. Allain became the President and Chief Executive Officer of Trans-Lux Corporation on February 16, 2010. Mr. Allain most recently served as President of Panasonic Solutions Company from July 2008 through October 2009; Vice President of Duos Technologies from August 2007 through June 2008; General Manager of Netversant Solutions from October 2004 through June 2005; and Vice President of Adesta, LLC from May 2002 through September 2004. Mr. Allain has familiarity with the operational requirements of complex organizations and has experience dealing with reorganizations and turnarounds. His employment agreement provides that if consistent with duties and obligations under Delaware law, the Corporation will recommend his nomination to the Board as and when a seat becomes available. It is anticipated that with his experience he will become an important contributor to our Board. If Mr. Allain's employment is terminated, he has agreed to immediately resign as a director.

Jean Firstenberg has served as a director since 1989 when she was elected an independent director. Ms. Firstenberg is President Emerita and a member of the Board of Trustees of the American Film Institute. She was President and Chief Executive Officer of the American Film Institute from 1980 to 2007. She is Chairperson of the Citizen's Stamp Advisory Committee; a member of the Board of Trustees of Women's Sports Foundation; and was formerly a Trustee of Boston University. As President and Chief Executive Officer of the American Film Institute for 27 years, Ms. Firstenberg brings valuable insight into the operational requirements and strategic planning process of a company. In addition, Ms. Firstenberg's more than 20 years of experience as a director of Trans-Lux Corporation and her prior role as Chairperson of the Audit Committee gives her a deep understanding of the Corporation and its operations.

CONTINUING DIRECTORS - Term Expiring 2012

Glenn J. Angiolillo has served as a director since 2009 when he was elected an independent director. He served as Chairman of the Board (a non-executive position) of Trans-Lux Corporation from June 10, 2010 to August 31, 2010. Mr. Angiolillo is currently President of GJA Corp., a consulting and advisory firm specializing in wealth management, since 1998; a Director of LICT Corp., formerly known as Lynch Interactive Corp.; Director of NYMagic, Inc.; and a Director of Gaylord Entertainment Co. Previously, Mr. Angiolillo was a partner and member of the Management Committee in the law firm of Cummings & Lockwood where he concentrated in the areas of corporate law, mergers and acquisitions and banking and finance. Mr. Angiolillo was elected a director in accordance with a Settlement Agreement approved by the United States District Court for the Southern District of New York described in the Corporation's proxy statement for the December 11, 2009 Annual Meeting of Stockholders. It is anticipated that Mr. Angiolillo's experience and service to other boards of directors will allow him to make valuable contributions to the Board.

Angela D. Toppi has served as a director since 2009 and has been Executive Vice President, Treasurer, Secretary and Chief Financial Officer of Trans-Lux Corporation for the past eight years. Ms. Toppi's extensive leadership experience at Trans-Lux Corporation for over 23 years of service and involvement with numerous restructuring and organizational transactions gives her a deep understanding of the Corporation. Ms. Toppi is a Certified Public Accountant. As Chief Financial Officer, Ms. Toppi provides valuable insight to the Board.

Salvatore J. Zizza has served as a director since 2009 when he was elected an independent director. Mr. Zizza is currently the Chairman of Zizza & Co.
Ltd.; Chairman of Metropolitan Paper Recycling; Chairman of Bethlehem Advanced Materials; a Director of Hollis-Eden Pharmaceuticals; and a Director of several of the Gabelli open and closed-end funds, including The Gabelli Equity Trust, The Gabelli Asset Fund, The Gabelli Growth Fund, The Gabelli Convertible and Income Securities Fund, The Gabelli Utility Trust Fund, The Gabelli Global Multimedia Trust, The Gabelli Equity Series Fund, The Gabelli Dividend and Income Trust, The Gabelli Gold Fund, The Gabelli International Growth Fund, The Gabelli Global Gold & Natural Resources Fund, and the GAMCO Westwood Funds. Previously, Mr. Zizza was a Director of Earl Scheib, Inc. Mr. Zizza was elected in accordance with a Settlement Agreement approved by the United States District Court for the Southern District of New York described in the Corporation's proxy statement for the December 11, 2009 Annual Meeting of Stockholders. It is anticipated that Mr. Zizza's extensive experience and service to numerous other boards of directors will allow Mr. Zizza to provide valuable contributions to the Board, and in addition, also serve as Chairman of the Audit Committee.

CONTINUING DIRECTORS - Term Expiring 2011

Howard S. Modlin has served as a director since 1975 and is an attorney and President of the firm Weisman Celler Spett & Modlin, P.C.; and Chairman and Chief Executive Officer of General DataComm Industries, Inc. Previously, Mr. Modlin was a Director of Fedders Corporation. Mr. Modlin's extensive legal background, President of his law firm, and Chairman and Chief Executive Officer of General DataComm Industries brings valuable insight into the operational requirements and strategic planning process of a company. In addition, Mr. Modlin's extensive experience and his more than 35 years of service on the Board make him a valuable Director.

Michael R. Mulcahy has served as a director since 2002 and was the President and Chief Executive Officer of Trans-Lux Corporation until his retirement on December 31, 2009. He was formerly Co-Chief Executive Officer of Trans-Lux Corporation. Mr. Mulcahy spent over 42 years employed at Trans-Lux Corporation and was involved with numerous organization changes, including those initiated while he was President and Chief Executive Officer, which gives him a deep knowledge and insight of the Corporation. His service as both a Director and in management makes him well qualified to serve as a Director.

George W. Schiele has served as a director since 2009 when he was elected an independent director. Mr. Schiele is currently President of George W.
Schiele, Inc., a holding company; President and Trustee of LAL Family Partners LP; President and Trustee of 4003 Corporation; a Director of Connecticut Innovations, Inc. and Chairman of its Investment Committee; and a Director and Executive Board member of The Yankee Institute. Mr. Schiele was elected in accordance with a Settlement Agreement approved by the United States District Court for the Southern District of New York described in the Corporation's proxy statement for the December 11, 2009 Annual Meeting of Stockholders. It is anticipated that Mr. Schiele's experience and service to other boards of directors will allow him to make valuable contributions to the Board.

DIRECTORS WHOSE TERM EXPIRE AT THE 2010 ANNUAL MEETING AND HAVE RESIGNED

Gene Jankowski who resigned on June 10, 2010 has served as a director since 1994 when he was elected an independent director. In May 2003 he was elected by the Board of Directors to serve as Chairman of the Board (a non-executive position) of Trans-Lux Corporation. Mr. Jankowski is Chairman of Jankowski
Communications System, Inc.; Advisor Managing Director of Veronis Suhler & Associates Inc.; and Chairman Emeritus of the American Film Institute. He was formerly a Director of TV Azteca; formerly Co-Chairman of St. Vincent's
College; formerly a Trustee of St. Vincent's Medical Center; and formerly President and Chairman of the CBS Broadcast Group. Mr. Jankowski has brought critical experience and insight to our board during the more than 16 years of service as a director of Trans-Lux Corporation and the last seven years as Chairman. Mr. Jankowski's profound understanding of the Corporation made him particularly qualified to serve as Chairman of the Board.

Victor Liss who resigned on August 20, 2010 had served as a director since 1988 and has been an independent director since January 2007. In 1991 he was elected by the Board to serve as Vice Chairman of the Board (a non-executive position) of Trans-Lux Corporation. Mr. Liss is a Trustee of Norwalk Hospital; a Director of BNC Financial Group; and Chairman of the Board of the Bank of Fairfield. He was formerly a Director of Wellpoint, Inc.; formerly Chairman of the Board of Trustees of Norwalk Hospital; formerly Co-Chairman of the Advisory Board to University College of Sacred Heart University; and formerly Consultant, President and Chief Executive Officer of Trans-Lux Corporation. His service on the boards of directors of numerous companies and organizations, and his more than 22 years service on the Board makes him a valuable Director.

                         RATIFICATION OF APPOINTMENT OF
                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                     Proposal No. 6 (Item 6 on Proxy Card)


Ratification of Appointment of Independent Registered Accounting Firm

UHY LLP ("UHY") had served as our independent registered public accounting firm since July 8, 2008, when the Audit Committee of the Corporation's Board of Directors approved their engagement to audit the Corporation's financial statements for the fiscal year ended December 31, 2008. On April 16, 2010, UHY merged its New England practice into Marcum, LLP. As a result of the merger, UHY declined reappointment as our independent registered public accountant firm for the fiscal year ending December 31, 2010. The Audit Committee of the Board of Directors has appointed BDO USA, LLP ("BDO"), as successor to UHY, as our independent registered public accounting firm for the year ending December 31, 2010.

Representatives of BDO will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

The Audit Committee is not aware of any disagreements between management and UHY regarding accounting principles and their application or otherwise. As a result of the aforementioned merger, UHY issued a letter dated April 20, 2010, addressed to the Securities and Exchange Commission, that UHY agrees that there were no disagreements on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Through and as of December 31, 2009, UHY and UHY Advisors, Inc. ("Advisors"), as separate legal entities, collectively provide attest, accounting, tax and business consulting services through an alternative practice structure which is necessitated by most state statutes that prohibit corporate ownership of firms that provide attest services. UHY is a licensed CPA firm and provides attest services only, whereas Advisors provides the other services. UHY leases auditing staff who are full time, permanent employees of Advisors. UHY has only a few full time employees; however, the Partners of UHY are also Managing Directors of Advisors. While few of the audit services performed were provided by permanent, full time employees of UHY, for the most part, the leased staff are CPA qualified and satisfy the continuing education and other professional requirements. UHY trains, manages and supervises the audit services and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination. During 2009, Advisors did not provide any services to the Corporation.

Change in Auditors: As previously reported in our October 28, 2009 proxy statement, the Corporation, on July 9, 2008, based on the Audit Committee's recommendation and approval, dismissed Eisner LLP ("Eisner") as the Corporation's independent registered public accounting firm. The Audit Committee took this action after consultation with management to enable the Corporation to obtain audit and related services at a lower annual cost. There were no disagreements with Eisner on any matter of accounting principles and their application or otherwise.

Audit Committee Pre-Approval of Independent Auditor Services: All audit services provided by UHY for 2009 were approved by the Audit Committee in advance of the work being performed. BDO did not provide any services prior to its appointment in 2010.

Audit Fees: UHY audit fees were $229,000 and $258,000 in 2009 and 2008, respectively. UHY audit fees include fees associated with the annual audit of the Corporation's financial statements and the reviews of the Corporation's quarterly reports on Form 10-Q (only the second and third quarter reviews in 2008). Eisner audit fees were $52,000 in 2008. Eisner audit fees in 2008 include fees associated with the review of the Corporation's annual report and the first quarterly report on Form 10-Q.

Audit-Related Fees: There were no audit-related services provided by UHY in 2009 and 2008. In 2008, $6,000 was paid to Eisner for assistance related to various financial reporting matters.

Tax Fees:  Neither UHY nor Eisner provided any tax services.

All Other Fees:  Neither UHY nor Eisner provided any non-audit services.

Vote Required: The ratification of the appointment by our Audit Committee of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2010 requires the affirmative vote of a majority of the shares of Common Stock of the Corporation voting in person or by proxy on such ratification. Although stockholder approval of the appointment is not required by law and is not binding on the Audit Committee, the Committee will take the appointment under advisement if such appointment is not approved by the affirmative vote of a majority of the votes cast at the Meeting.


               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF BDO USA, LLP,
                 AS SUCCESSOR TO UHY LLP, AS THE INDEPENDENT
                 REGISTERED PUBLIC ACCOUNTING FIRM TO AUDIT THE
              FINANCIAL STATEMENTS OF THE CORPORATION FOR THE 2010
                                  FISCAL YEAR.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                    OWNERS, DIRECTORS AND EXECUTIVE OFFICERS


The following table sets forth information as of August 31, 2010 (or such other date specified) with respect to the beneficial ownership of the Corporation's Common Stock or shares acquirable within 60 days of such date by (i) each person known by the Corporation to own more than 5% of the Corporation's Common Stock and who is deemed to be such beneficial owner of the Corporation's Common Stock under Rule 13d-3(a)(ii); (ii) each person who is a director of the Corporation;
(iii) each named executive in the Summary Compensation Table; and (iv) all persons as a group who are executive officers and directors of the Corporation, and as to the percentage of outstanding shares held by them on that date.

-------------------------------------------------------------------
                                             Number of
                                               Shares
                                           Beneficially     Percent
Name, Status and Mailing Address               Owned       of Class
-------------------------------------------------------------------
5% Stockholders:
----------------
Richard Brandt.............................   181,063 (1)    7.38%
Former Chairman of the Board of Directors
and consultant to Trans-Lux Corporation
2209 Miguel Chavez Road Bldg A
Santa Fe, NM  87505

Gabelli Funds, LLC.........................   485,300 (2)   19.87%
One Corporate Center
Rye, NY  10580-1434

Non-Employee Directors:
-----------------------
Glenn J. Angiolillo........................       100           *
Jean Firstenberg...........................     1,920 (3)       *
Howard S. Modlin...........................    13,873 (4)       *
George W. Schiele..........................         -           *
Salvatore J. Zizza (5).....................         -           *

Named Executive Officers:
-------------------------
J.M. Allain................................    50,000 (6)    2.05%
Al L. Miller...............................       611           *
Michael R. Mulcahy.........................     3,303           *
Angela D. Toppi............................     6,000 (7)       *
All directors and executive officers ......   102,588 (8)    4.18%
as a group (12 persons)
-------------------------------------------------------------------
* Represents less than 1% of total number of outstanding shares.

(1) The amount includes 10,000 shares of Common Stock acquirable upon exercise of stock options. The amount excludes 54,690 shares owned by M. Brandt and 55,564 shares owned by T. Brandt, sons of Mr. R. Brandt and former officers and directors of the Company.

(2) Based on Schedule 13D, Amendment No. 82 dated August 13, 2010 by Mario J. Gabelli, GGCP, Inc., Gabelli Funds, LLC, Teton Advisors, Inc., Gamco Investors, Inc. and Gamco Asset Management Inc., which companies are parent holding companies and/or registered investment advisers. All securities are held as agent for the account of various investment company fund accounts managed by such reporting person. Except under certain conditions, Gabelli Funds, LLC has sole voting power and sole dispositive power over such shares.

(3) The amount includes 1,500 shares of Common Stock acquirable upon exercise of stock options.

(4) The amount includes 7,719 shares of Common Stock owned by Mr. Modlin's immediate family or held in trust for Mr. Modlin's immediate family and 2,500 shares of Common Stock acquirable upon exercise of stock options.

(5) Mr. Zizza disclaims any interest in the shares set forth in footnote 2 above.

(6) The amount represents 50,000 shares of restricted stock granted on February 16, 2010 and vests 50% on the one-year anniversary date of grant and the remaining 50% vests on the two-year anniversary date of grant, provided Mr. Allain is employed by the Corporation on those dates.

(7) The amount includes 5,000 shares of Common Stock acquirable upon exercise of stock options.

(8) The amount includes 13,000 shares of Common Stock set forth in footnotes above which members of the group have the right to acquire by exercise of stock options (including director stock options).


           MEETINGS OF THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES


During 2009, the Board of Directors held 16 meetings. All directors attended 75% or more of such meetings and of committees of which they were members. The Corporation does not have a formal policy regarding directors' attendance at annual stockholders meetings. Nevertheless, the Corporation strongly encourages and prefers that directors attend regular and special Board meetings as well as the annual meeting of stockholders in person, although attendance by teleconference is considered adequate. The Corporation recognizes that attendance of the Board members at all meetings may not be possible, and excuses absences for good cause.

Non-employee directors receive an annual fee of $2,800 and $800 for each meeting of the Board attended ($300 for telephonic meetings), while employee directors receive an annual fee of $1,360 and $320 for each meeting of the Board attended ($100 for telephonic meetings). Mr. Jankowski received an annual fee of $6,400 as Chairman of the Board and Mr. Liss received an annual fee of $800 as Vice Chairman of the Board. Fees for members of the Board and Committees are determined annually by the entire Board of Directors based on review of compensation paid by other similar size companies, the amounts currently paid by the Corporation, the overall policy for determining compensation paid to officers and employees of the Corporation and the general financial condition of the Corporation.

Corporate Governance Policies and Procedures

The Board of Directors has adopted a Code of Business Conduct and Ethics Guidelines that applies specifically to Board Members and Executive Officers. The Code is designed to promote compliance with applicable laws and regulations, to promote honest and ethical conduct, including full, fair, accurate and timely disclosure in reports and communications with the public. The Code is available for viewing on the Corporation's website at www.trans-lux.com. Any amendments to, or waivers from, the Code of Business Conduct and Ethics Guidelines will be posted on the website. In addition, the Board of Directors adopted a Whistle Blowing policy, which provides procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls and auditing matters, as well as the confidential, anonymous submission of concerns regarding questionable accounting or auditing practices.

The NYSE Amex Company Guide require that a listed company's Board of Directors must consist of a majority of independent directors as defined in Section 803A of such NYSE Amex Company Guide, unless the company is considered a Smaller Reporting Company as defined in Securities Exchange Act of 1934 ("Exchange Act") Rules. In accordance with the NYSE Amex Company Guide, Section 801(h), the Corporation is presently considered a Smaller Reporting Company, and therefore, is only required to maintain a board of directors of at least 50% independent directors. Prior to December 11, 2009, the Corporation was exempt from NYSE Amex Company Guide, Section 802 since the Corporation was considered a controlled company, as over 50% of the voting power was held by an individual or group. The Corporation is no longer considered a controlled company.

Corporate Leadership Structure

Two separate individuals serve as the Corporation's Chairman of the Board and Chief Executive Officer. The Chairman is not an executive officer. He provides leadership to the Board in the fulfillment of its responsibilities in presiding over Board meetings. He also presides over meetings of the stockholders. The Chief Executive Officer, who is newly elected and not currently a director, is responsible for directing the operational activities of the Corporation.

Risk Management

Our Board and Audit Committee are actively involved in risk management. Both the Board and Audit Committee regularly review the financial position of the Corporation and operations of the Corporation and other relevant information, especially cash management and risks associated with the Corporation's financial position and operations.

Communication with the Board of Directors

Security holders are permitted to communicate with the members of the Board by forwarding written communications to the Corporation's Corporate Secretary at the Corporation's headquarters in Norwalk, Connecticut. The Corporate Secretary will present all communications, as received and without screening, to the Board at its next regularly scheduled meeting.

Committees of the Board of Directors

The Board of Directors has appointed a Compensation Committee, an Audit Committee and a Nominating Committee. During 2009, the Board of Directors eliminated the Executive Committee. The Executive Committee did not meet in 2009.

Compensation Committee

The members of the Compensation Committee of the Board of Directors are Messrs. Angiolillo, Modlin and Schiele and Ms. Firstenberg. The Compensation Committee reviews compensation and other benefits. The Compensation Committee held two meetings in 2009. None of the members of the Compensation Committee during 2009 and continuing through 2010 is or has been an officer or employee of the Corporation. The Compensation Committee does not have a charter. There are no compensation committee interlock relationships with respect to the Corporation. Members of said Committee receive a fee of $320 for each meeting of the Committee they attend and the Chairman, Mr. Modlin, receives an annual fee of $1,600.

Audit Committee

The members of the Audit Committee of the Board of Directors are Ms. Firstenberg and Mr. Zizza. Mr. Modlin served in an ex-officio capacity until February 10, 2010, and resigned in order to comply with NYSE Amex Company Guide requirements. Each of the directors is considered "independent" as defined by the NYSE Amex Company Guide. The Committee operates under a formal written charter approved by the Committee and adopted by the Board of Directors. The Board of Directors had determined that former director Mr. Jankowski who resigned on June 10, 2010 met the definition of "audit committee financial expert" set forth in Item 407 of Regulation S-K, as promulgated by the Securities and Exchange Commission ("SEC"). The Board has approved Mr. Zizza as the replacement "audit committee financial expert." The Audit Committee held 6 meetings in 2009. The responsibilities of the Audit Committee include the appointment of the auditors, review of the audit function and material aspects thereof with the Corporation's independent auditors, and compliance with Corporation policies and applicable laws and regulations. Members of said Committee receive a fee of $400 for each meeting of the Committee they attend and the Chairman, Mr. Zizza, receives an annual fee of $2,400 and $100 for each quarterly telephonic meeting with the independent auditors.

Nominating Committee

The Corporation's Nominating Committee was established at the December 11, 2009 meeting of the Board of Directors in accordance with the NYSE Amex Company Guide requirements. Previously the Corporation was considered a controlled company, and therefore, was not required to have a nominating committee. A written charter for the Nominating Committee has been adopted; a copy of the Charter is attached as Appendix D. The Committee recommends for consideration by the Board of Directors, nominees for election of directors at the Corporation's Annual Meeting. Except as qualified below in connection with settlement of a lawsuit, director nominees are considered on the basis of, among other things, experience, expertise, skills, knowledge, integrity, understanding the Corporation's business and willingness to devote time and effort to Board responsibilities. The Committee does not have a separate policy regarding diversity of the Board. Three of the directors, Glenn J. Angiolillo, George W. Schiele and Salvatore J. Zizza (the "Gamco Nominees") were elected in accordance with a Settlement Agreement approved by the United States District Court for the Southern District of New York described in the Corporation's proxy statement for the December 11, 2009 Annual Meeting of Stockholders. If any of them or their replacements is unwilling or unable to serve as a director prior to the 2012 Annual Meeting of Stockholders, the Corporation, consistent with duties and obligations under Delaware law, shall use its best efforts to replace said director with a nominee suggested by the Gabelli parties, the Settlement Group, consisting of Gabelli Funds, LLC, Gamco Asset Management, Inc., Gabelli Cap Growth Fund, Gabelli Global Multimedia Trust, Inc., Gabelli Dividend and Income Trust and Gabelli Convertible Fund.

The members of the Nominating Committee of the Board of Directors are Messrs. Angiolillo and Zizza and Ms. Firstenberg, each of who is independent in accordance with the NYSE Amex Company Guide requirements. The Nominating Committee is responsible for identifying, researching and nominating directors for election by our stockholders and selecting nominees to fill vacancies on our Board of Directors or a committee of the Board. The Nominating Committee was established on December 11, 2009 and did not meet in 2009. In March 2010, the Nominating Committee met twice to discuss, among other things, nominating the directors for election by our stockholders at this Annual Meeting of Stockholders.

Corporate Governance Committee

The Board of Directors has not established a corporate governance committee. The Board of Directors acts as the corporate governance committee.

Independence of Non-Employee Directors

A director is considered independent under NYSE Amex Company Guide requirements if the Board of Directors determines that the director does not have any direct or indirect material relationship with the Corporation. Mr. Mulcahy is a former employee of the Corporation and Ms. Toppi is an employee of the Corporation and, therefore, has been determined by the Board to fall outside the definition of "independent director." Messrs. Angiolillo, Modlin, Schiele and Zizza and Ms. Firstenberg are non-employee directors of the Corporation. Mr. Modlin is not considered independent due to the legal services rendered by the law firm of which Mr. Modlin is the president. The Board of Directors has determined that Messrs. Angiolillo, Schiele and Zizza and Ms. Firstenberg are "independent directors" within the meaning of the rules of the NYSE Amex Company Guide, since they had no relationship with the Corporation other than their status and payment as non-employee directors, and as stockholders. The Board of Directors has determined that Mr. Zizza and Ms. Firstenberg are independent under the SEC's audit committee independence standards.

Non-Employee Director Stock Option Plan

The Board of Directors has previously established a Non-Employee Director Stock Option Plan, which as amended, covers a maximum of 30,000 shares for grant. Options are for a period of six years from date of grant, are granted at fair market value on date of grant, may be exercised at any time after one year from date of grant while a director and are based on years of service, with a minimum of 500 stock options for each director, an additional 500 stock options based on five or more years of service, another 500 stock options based on 10 or more years of service and an additional 1,000 stock options based on 20 or more years of service. Additional stock options are granted upon the expiration or exercise of any such option, which is no earlier than four years after date of grant, in an amount equal to such exercised or expired options.

Compensation of Directors

The following table represents director compensation for 2009.

<CAPTIONS>
---------------------------------------------------------------------------------------------------
                                                                  Nonqualified
                                                    Non-Equity      Deferred
                           Fees   Stock   Option  Incentive Plan  Compensation   All Other
                          Earned  Awards  Awards  Compensation      Earnings    Compensation  Total
Name                        ($)    ($)    ($)(1)       ($)            ($)          ($)(2)      ($)
---------------------------------------------------------------------------------------------------
Glenn J. Angiolillo.....   1,120    -        286        -              -                -     1,406
Matthew Brandt (3)......   2,600    -          -        -              -                -     2,600
Richard Brandt (4)......   5,680    -          -        -              -            9,237    14,917
Thomas Brandt (3).......   2,600    -          -        -              -                -     2,600
Howard M. Brenner (4)...  13,520    -        471        -              -                -    13,991
Jean Firstenberg........  18,940    -        233        -              -                -    19,173
Gene Jankowski (5)......  21,620    -          -        -              -                -    21,620
Victor Liss (6).........  15,200    -          -        -              -              770    15,970
Howard S. Modlin........  17,940    -        700        -              -                -    18,640
Michael R. Mulcahy......   6,400    -          -        -              -                -     6,400
George W. Schiele.......     800    -        286        -              -                -     1,086
Angela D. Toppi.........     720    -          -        -              -                -       720
Salvatore J. Zizza......     800    -        286        -              -                -     1,086
---------------------------------------------------------------------------------------------------

(1) The options were granted pursuant to the 1989 Non-Employee Director Stock Option Plan described above. The amount represents the fair value of options awarded at date of grant.
(2) All other compensation consists of medical insurance premiums paid.
(3) Messrs. M. Brandt and T. Brandt are sons of Mr. R. Brandt and resigned as directors on June 23, 2009 in accordance with the Settlement Agreement.
(4) Messrs. R. Brandt and Brenner's term as a board member expired on December 11, 2009.
(5) Mr. Jankowski resigned on June 10, 2010.
(6) Mr. Liss resigned on August 20, 2010.

Audit Committee Report

The information contained in this Proxy Statement shall not be deemed to be "soliciting material" or "filed with the SEC" or subject to the liabilities of
Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 ("Securities Act") or Exchange Act.

The following is a report of the Audit Committee of the Board of Directors:
The two members of the Audit Committee of the Board of Directors listed below are independent directors as defined by the NYSE Amex Company Guide. The Board of Directors has adopted a written charter for the Audit Committee.

The responsibilities of the Audit Committee include recommending to the Board of Directors an accounting firm to be engaged as the Corporation's independent registered public accounting firm. Management is responsible for the preparation of the Corporation's financial statements and the financial reporting process, including the system of internal controls. The independent registered public accountants are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America. The Audit Committee's responsibility is to oversee these processes.

The Audit Committee has met and held discussions with management and the independent registered public accountants. The Audit Committee has reviewed and discussed the matters required to be discussed by Statement On Auditing Standards No. 61, "Communication with Audit Committees," as amended. The Corporation's independent registered public accountants have provided to the Audit Committee the written disclosures and the letter required under Independence Standards of the Public Company Accounting Oversight Board
(PCAOB) Rule 3526, "Communication Discussions with Audit Committees Concerning Independence." The Audit Committee also considered the compatibilities of non-audit services with the accountants' independence.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management the Corporation's audited consolidated financial statements contained in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2009. The Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission.

The Audit Committee has discussed the overall scope and plans for the audit with the independent accountants selected by the directors. The Audit Committee will meet with the independent accountants, with and without management present, to discuss the results of their examination and the overall quality of the Corporation's financial reporting.

Independent Registered Public Accounting Firms' Fees

During the year ended December 31, 2009 and 2008, audit fees of $229,000 and $258,000, respectively, were paid or accrued to UHY, the Corporation's independent registered public accounting firm. Audit fees for 2009 and 2008 consisted of (i) audit of the Corporation's annual financial statements and (ii) reviews of the Corporation's quarterly financial statements (only the second and third quarter reviews for 2008). During the year ended December 31, 2008, audit fees of $52,000 was paid or accrued to Eisner LLP, the Corporation's former independent registered public accounting firm. Audit fees for 2008 consisted of
(i) review of the Corporation's annual financial statements and (ii) review of the Corporation's first quarterly financial statement.

The Audit Committee of the Board of Directors has considered the absence of non-audit services by the auditors for financial information systems design and implementation and absence of all other non-audit services as compatible with maintaining the auditor's independence.

This report is submitted by the Audit Committee.  Its members are:

                                        Salvatore J. Zizza, Chairman
                                        Jean Firstenberg

                       COMPENSATION OF EXECUTIVE OFFICERS


Compensation Discussion and Analysis

All matters concerning executive compensation for the Chief Executive Officer and other executive officers are considered by the Corporation's Compensation Committee. The following paragraphs discuss the principles underlying our executive compensation decisions and the most important factors relevant to an analysis of these decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and places in perspective the data presented in the tables and other quantitative information that follows this section.

Our compensation of executives is designed to attract, as needed, individuals with the skills necessary for us to achieve our business plan, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above our expectations, without incurring risk-taking incentives that are reasonably likely to have a material adverse effect on the Corporation. Our executives' compensation has three primary components - base salary, a yearly cash incentive bonus and stock option/restricted stock awards.

Base Salary. We fix the base salary of each of our executives at a level we believe enables us to hire and retain individuals in a competitive environment and rewards satisfactory individual performance and a satisfactory level of contribution to our overall business goals. We also take into account the base salaries paid by similarly sized companies and the base salaries of other companies with which we believe we compete for talent. To this end, we subscribe to certain executive compensation surveys and other databases and review them when making a crucial executive hiring decision and annually or at the end of the term of the employment agreement when we review executive compensation.

Cash Incentive Bonus. We designed the cash incentive bonuses for each of our executives to focus the executive on achieving key financial and/or operational objectives within a yearly time horizon, as described in more detail below.

Stock Option/Restricted Stock Awards. We use stock options or restricted stock awards when employment agreements are entered into and/or to reward long-term performance; these options are intended to produce value for each executive if the Corporation's performance is outstanding and if the executive has an extended tenure and are also based on availability of options.

We view the three primary components of our executive compensation as related but distinct. Although we review total compensation, we do not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. We determine the appropriate level for each compensation component based in part, but not exclusively, on our view of internal equity and consistency, individual performance and other information we deem relevant, such as the survey data referred to above. We believe that salary and cash incentive bonuses are primary considerations and that stock options are secondary considerations. Except as described below, we have not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of compensation. This is due to the small size of our executive team and the need to tailor each executive's award to attract and retain that executive.

In addition to the three primary components of compensation described above, we provide our executives with benefits that are generally available to our salaried employees. These benefits include health and medical benefits, flexible spending plans and life insurance. We also provide our executives with severance and certain additional benefits in the event of a change of control of the Corporation, as described in more detail below. However, for the first time the Corporation, as an inducement to Mr. Allain to enter into an employment contract, granted him 50,000 restricted shares of Common Stock which vest 50% after one year and the remaining 50% after two years, provided Mr. Allain is employed by Trans-Lux Corporation on the dates the shares vest.

No stock options were awarded during 2009 to any employees, and therefore, the Corporation did not record any related compensation expense. There are no stock option plans currently in effect providing for the grant of new options to employees. There is a proposal elsewhere in this Proxy Statement to adopt a new Long-Term Incentive Plan for officers and employees.

Cash Incentive Bonus. Yearly cash incentive bonuses for our executives are established as part of their respective individual employment agreements. Each of these employment agreements provides that the executive will receive a cash incentive bonus determined in the discretion of our Board of Directors, based upon the financial performance of the Corporation. These criteria are established by the Compensation Committee and approved by the full Board of Directors at the time the individual employment agreement is entered into and includes specific objectives relating to the achievement of operational and/or financial results. Based on the results of the Corporation, no cash incentive bonuses were paid for the year ended December 31, 2009.

Severance and Change in Control Benefits. Each of our executives has a provision in his/her employment agreement providing for certain severance benefits in the event of termination without cause. The severance provisions are described below in the section entitled "Employment Agreements."

In addition to the severance benefits, Ms. Toppi's employment agreement provides for a "Change in Control of Employer" provision, entitling her to terminate the agreement on 75 days prior written notice and receive a lump sum payment, grossed up for taxes if subject to Section 4999 of the Internal Revenue Code of 1986 if such payment is deemed to be an "excess parachute payment" under
Section 280G of the Internal Revenue Code of 1986, and the option of extending her agreement for three (3) years at her then current salary subject to the cost-of-living adjustment if such Change in Control is approved.

Supplemental Executive Retirement Agreement. Former President and Chief Executive Officer Michael Mulcahy retired on December 31, 2009. In accordance with his agreement, Mr. Mulcahy was due a Supplemental Executive Retirement Payment ("SERP"). The benefit payment was due on July 1, 2010 in the amount of $353,000 plus tax effect of approximately $170,000.

Other Benefits. Our executives are eligible to participate in all of our employee benefit plans, such as medical, group life and disability insurance, pension plan and our 401(k) plan, in each case on the same basis as our other employees. Except for the SERP established approximately eight years ago for Mr. Mulcahy, there were no special benefits or perquisites provided to any executive officer in 2009.

Compensation Consultants. The Corporation has not engaged the services of any outside compensation consultant for 2009.

Compensation Committee Report

The information contained in this Proxy Statement shall not be deemed to be "soliciting material" or "filed with the SEC" or subject to the liabilities of
Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act or Exchange Act.

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.


This report is submitted by the Compensation Committee.  Its members are:

                                        Howard S. Modlin, Chairman
                                        Glenn J. Angiolillo
                                        Jean Firstenberg
                                        George W. Schiele

            EXECUTIVE COMPENSATION AND TRANSACTIONS WITH MANAGEMENT

Compensation of Executive Officers

The following table provides certain summary information for the last fiscal year of the Corporation concerning compensation paid or accrued by the Corporation and its subsidiaries to or on behalf of the Corporation's Chief Executive Officer, Chief Financial Officer, one other Named Executive Officer of the Corporation for 2009 and the management consultant.

Summary Compensation Table
Annual Compensation

<CAPTIONS>
---------------------------------------------------------------------------------------------------------------------
                                                                                  Nonqualified
                                                                    Non-Equity      Deferred
                                                  Stock   Option  Incentive Plan  Compensation   All Other
Name and                           Salary  Bonus  Awards  Awards   Compensation    Earnings     Compensation   Total
Principal Position          Year    ($)     ($)    ($)     ($)         ($)             ($)         ($)(1)       ($)
---------------------------------------------------------------------------------------------------------------------
Michael R. Mulcahy (2)....  2009  259,700     -     -       -           -               -          536,659    796,359
President and Chief         2008  303,590     -     -       -           -               -           25,640    329,230
Executive Officer

Angela D. Toppi...........  2009  174,839     -     -       -           -               -            3,132    177,971
Executive Vice President,   2008  193,658     -     -       -           -               -            3,065    196,723
Treasurer, Secretary and
Chief Financial Officer

Al L. Miller..............  2009  140,997  25,713   -       -           -               -            1,224    167,934
Executive Vice President    2008  160,787  26,867   -       -           -               -            1,393    189,047
of Manufacturing

Richard Brandt (3)........  2009  150,000     -     -       -           -               -           24,217    174,217
Management Consultant       2008  300,000     -     -       -           -               -           51,903    351,903
---------------------------------------------------------------------------------------------------------------------

(1) See "All Other Compensation" below for further details.
(2) Mr. Mulcahy retired effective December 31, 2009.  In accordance with his agreement, Mr. Mulcahy is due a
    Supplemental Executive Retirement Payment ("SERP").  The SERP benefit payment was due on July 1, 2010 in the amount of $353,000 plus tax effect of approximately $170,000 and is included in "All Other Compensation."
(3) For Mr. Brandt, reflects fees paid under a consulting agreement described below in the section entitled
    "Employment Agreements."

All Other Compensation

During 2009, "All Other Compensation" consisted of director and/or trustee fees, insurance premiums, supplemental executive retirement payment and other items.
The following is a table of amounts per named individual:

<CAPTIONS>
-----------------------------------------------------------------------------------------
                                                  Supplemental
                      Director and/or  Insurance   Executive                  Total
                       Trustee Fees     Premiums   Retirement    Other      All Other
Name                       ($)            ($)      Benefit ($)   ($)(1)  Compensation ($)
-----------------------------------------------------------------------------------------
Michael R. Mulcahy....    6,400          6,715       522,976       568      536,659
Angela D. Toppi.......      720          2,412             -         -        3,132
Al L. Miller..........        -            847             -       377        1,224
Richard Brandt........    5,680          9,438             -     9,099       24,217
-----------------------------------------------------------------------------------------

(1) Other consists of personal use of company vehicle and for Mr. Brandt includes a tax equalization payment.

During 2009, the named executives agreed to a voluntary reduction in their salary for ten months; and during 2008, the named executives agreed to defer their increases for nine months.

Retirement Plan

The Corporation made a cash contribution of $253,000 during 2009, which is less than the minimum required contribution, to the Corporation's retirement plan for all eligible employees and the individuals listed in the Summary Compensation Table, except for Mr. Brandt who previously received his benefits and no longer participates. The Corporation has filed a request for a waiver of the minimum funding standard as permitted under 412(d) of the Internal Revenue Code and
Section 303 of the Employee Retirement Income Security Act of 1974.

The Corporation's retirement plan covers all salaried employees over age 21 with at least one year of service who are not covered by a collective bargaining agreement to which the Corporation is a party. Retirement benefits are based on the final average salary for the highest five of the ten years preceding retirement. For example, estimated annual retirement benefits payable at normal retirement date, which normally is age 65, is approximately $15,000 for an individual with ten years of credited service and with a final average salary of $100,000; and approximately $120,000 for an individual with 40 years of credited service and with a final average salary of $200,000. Currently, $245,000 is the legislated annual cap on determining the final average salary and $195,000 is the maximum legislated annual benefit payable from a qualified pension plan.

As of January 1, 2010, Mr. Miller and Ms. Toppi had 36 and 17 years of credited service, respectively. As of December 31, 2003, the benefit service under the pension plan had been frozen, and, accordingly, no further years of credited service have been allowed, and as of April 30, 2009, the benefit under the pension plan has been frozen, and, accordingly, there is no further increase in benefit being accrued. The normal annual retirement benefit for Mr. Miller and Ms. Toppi is approximately $50,000 and $36,000, respectively.

Supplemental Executive Retirement Agreement

President and Chief Executive Officer Michael Mulcahy retired on December 31, 2009. In accordance with his agreement, Mr. Mulcahy was due a Supplemental Executive Retirement Payment ("SERP"). The SERP benefit payment was due on July 1, 2010 in the amount of $353,000 plus tax effect of approximately $170,000.

Certain Transactions

During the year 2009, $150,000 in consulting fees for consulting services rendered by Mr. Brandt was paid by the Corporation to Moving Images, LLC, which is owned by members of his family, which includes Mr. Matthew Brandt and Mr. Thomas Brandt, former directors and executive officers of the Corporation, as more fully described below in the section entitled "Employment Agreements." During the year 2009, $132,000 in fees for legal services rendered was paid by the Corporation to the law firm of which Mr. Modlin, a director of the Corporation, is the president.

Employment Agreements

The Corporation executed an employment agreement with J.M. Allain on February 16, 2010 for a term expiring on February 16, 2012. Mr. Allain was appointed as President and Chief Executive Officer of the Corporation at that time. The agreement provides for compensation at the annual rate of $250,000 through February 16, 2012. Mr. Allain is entitled to receive a one-time bonus of $50,000 in the event that the cash flow of the Corporation, before financing activities and sale of real estate, exceeds $2.5 million for 2010 or 2011, during the term of the employment agreement. Payment of such bonus shall be made only once, if earned, within 120 days after the end of the period earned. In addition, Mr. Allain is entitled to receive up to 50,000 shares of restricted Common Stock of the Corporation upon achieving specified levels of Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), excluding (i) sales of real estate and (ii) the amount by which (x) any item or items of unusual or extraordinary gain in the aggregate exceeds 20% of the Corporation's net book value as at the end of the immediate preceding fiscal year or (y) any items of unusual or extraordinary loss in the aggregate exceeds 20% of the Corporation's net book value as at the end of the immediate preceding calendar year, in each case in (x) and (y) above as determined by accounting principles generally accepted in the United States of America, and items of gain and loss shall not be netted against each other for purpose of the above 20% calculation. Mr. Allain will receive 10,000 shares of restricted stock if EBITDA equals $4.6 million for 2010 or 2011, and for each $200,000 increase in EBITDA over $4.6 million, Mr. Allain will receive an additional 10,000 shares of restricted stock, not to exceed 50,000 shares of restricted stock in the aggregate. Delivery of such restricted shares shall be made within 120 days after the end of the period earned. Also, Mr. Allain executed, concurrently with his employment agreement, a restricted stock agreement, awarding him 50,000 shares of restricted stock. The restricted stock vests at the rate of 50% on February 16, 2011 and the remaining 50% on February 16, 2012, provided Mr. Allain is employed by the Corporation on the respective vesting dates. His employment agreement provides that if consistent with duties and obligations under Delaware law, the Corporation will recommend his nomination to the Board as and when a seat becomes available. If Mr. Allain's employment is terminated for any reason, he is entitled to four months salary as severance pay and he has agreed to immediately resign as a director.

The Corporation had an employment agreement with Mr. Michael R. Mulcahy for a term expiring March 31, 2010. Mr. Mulcahy retired on December 31, 2009 and was due to receive a Supplemental Executive Retirement Payment of $353,000 grossed up for taxes on July 1, 2010. Mr. Mulcahy's employment agreement provided for compensation at the annual rate of $307,151 through March 31, 2010, subject to annual cost-of-living adjustments. Mr. Mulcahy was entitled to receive as a profit participation 2 1/2% of the Corporation's pre-tax consolidated earnings if earnings were $500,000 up to $1,000,000, 3 1/4% of the Corporation's pre-tax consolidated earnings if earnings were over $1,000,000 up to $2,000,000 and 4% of the Corporation's pre-tax consolidated earnings if earnings were over $2,000,000, with a maximum of $150,000 for any fiscal year. Such pre-tax consolidated earnings shall not include any defined extraordinary or unusual items of gain or loss as determined by accounting principles generally accepted in the United States of America to the extent such item exceeds 20% of net book value. The agreement further provided that if Mr. Mulcahy was disabled, the Corporation would pay to him 50% of the salary he was entitled to receive for the duration of the disability during the term, but in no event less than twenty-four (24) months. In the event Mr. Mulcahy died during the term of said agreement, the Corporation would have paid to his widow death benefits in an amount equal to 50% of his then annual salary for the immediate preceding fiscal year for twenty-four (24) months. The Corporation had purchased two life insurance policies in the amount of $500,000 and $75,000 in favor of Mr. Mulcahy's beneficiary. The agreement also provided for supplemental retirement benefits in excess of the limitations on the maximum annual benefits imposed by
Section 415 of the Internal Revenue Code of 1986 and if the Pension Plan was discontinued following a Change in Control. The agreement further provided for severance pay equal to 100% of his base salary in effect at time of termination of employment for a period of three (3) years or until his 65th birthday, whichever first occurred, unless he rejected a proposed renewal contract for a term of at least three years and upon the same terms and conditions in effect at such time but Mr. Mulcahy elected to retire. The agreement also contained a "Change in Control of Employer" provision, entitling Mr. Mulcahy to terminate the agreement on 75 days prior written notice and receive a lump sum payment of $1,200,000, grossed up for taxes if subject to Section 4999 of the Internal Revenue Code of 1986 if such payment is deemed to be an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986. Mr. Mulcahy also had the option of extending his agreement for three (3) years at his then current salary subject to the cost-of-living adjustment in the event such Change in Control was approved.

The Corporation has an employment agreement with Ms. Angela D. Toppi that expired and is now on a 30-day basis, which provides for compensation at the annual rate of $200,000. The agreement provides that if Ms. Toppi is disabled, the Corporation will pay to her 50% of the salary she is entitled to receive for the duration of the disability during the term, but in no event less than eighteen (18) months. In the event Ms. Toppi dies during the term of said agreement, the Corporation shall pay to her beneficiary death benefits in an amount equal to 50% of her then annual salary for the immediate preceding fiscal year for the duration of the term, but in no event less than eighteen (18) months. The Corporation will reimburse Ms. Toppi up to $2,500 per annum for the cost of long-term disability insurance and life insurance. The agreement further provides for severance pay equal to 100% of her base salary in effect at time of termination of employment for a period of one (1) year if the Corporation continues a non-compete clause. The agreement also contains a "Change in Control of Employer" provision, entitling Ms. Toppi to terminate the agreement on 75 days prior written notice and receive a lump sum payment of 2.9 times her salary level then in effect, grossed up for taxes if subject to
Section 4999
of the Internal Revenue Code of 1986 if such payment is deemed to be an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986. Ms. Toppi also has the option of extending her agreement for three (3) years at her then current salary subject to the cost-of-living adjustment if such Change in Control is approved. The agreement also provides for supplemental retirement benefits in the absence of the Pension Plan in the event of a Change in Control.

The Corporation has an employment agreement with Mr. Al L. Miller that expired and is now on a 30-day basis, which provides for compensation at the annual rate of $161,500. Mr. Miller is entitled to receive a performance bonus and sales override target amount of earnings of $45,000 per annum. Mr. Miller is also entitled to receive as a profit participation 1/2 of 1% of the Corporation's pre-tax consolidated earnings if earnings exceed $500,000, with a maximum of $40,000 for any fiscal year. Such pre-tax consolidated earnings shall not include any defined extraordinary or unusual items of gain or loss as determined by accounting principles generally accepted in the United States of America to the extent such item exceeds 20% of net book value. The agreement provides that if Mr. Miller is disabled, the Corporation will pay to him 40% of the salary he is entitled to receive for the duration of the disability during the term, but in no event less than ninety (90) days. In the event Mr. Miller dies during the term of said agreement, the Corporation shall pay to his beneficiary death benefits in an amount equal to 40% of his then annual salary for the immediate preceding fiscal year for the duration of the term.

The Corporation has a consulting agreement with Moving Images, LLC, a private company owned by family members of Mr. Richard Brandt, former Chairman of the Board. The consulting agreement, which replaced a similar agreement with Mr. Brandt, who performs the consulting services on behalf of such company, expires on December 31, 2014. The agreement provides for annual payments of $300,000 through December 31, 2011 and $195,000 through December 31, 2014. The agreement contains graduated bonus provisions based on the Corporation's defined pre-tax consolidated earnings, not to exceed $142,976, subject to cost-of-living adjustments and provides for profit participation of 1 1/2% of the Corporation's defined pre-tax consolidated earnings. Such pre-tax consolidated earnings shall not include any defined extraordinary or unusual items of gain or loss as determined by accounting principles generally accepted in the United States of America to the extent such item exceeds 20% of net book value. The agreement further provides that if Mr. Brandt is disabled or dies during the term of said agreement, the Corporation shall pay to Moving Images, LLC, at his then annual consulting fee in effect, for the remaining term of the agreement. The agreement further provides for severance pay for the term of said agreement equal to his then annual consulting fee in effect at time of termination of employment in a lump sum payment. If there is a "change in control" as defined therein, or if the Corporation failed to elect Mr. Brandt to his present positions without his consent, Moving Images, LLC has the right to receive the payments through December 31, 2011, including certain lump sum payments thereof. Moving Images, LLC agreed to reduce their 2008 fees by $90,406 plus the cost-of-living adjustment. On March 26, 2010, the Board of Directors authorized that future payments, if any, to Moving Images, LLC would only be made for specific services rendered as authorized by the Corporation's Chief Executive Officer and suspended all other aspects of the agreement.

The foregoing is a summary of the agreements and reference is made to the agreements, each of which has been filed with the SEC, for the full terms thereof.

During 2009, the named executives agreed to a voluntary reduction in their salary for ten months; and during 2008, the named executives agreed to defer their increases for nine months. The named executives and other executives plus Moving Images, LLC agreed to defer their increases for nine months during 2007, for six months during 2006 and for three months during 2005, 2004 and 2003.

Stock Option Plans and Stock Options

The Corporation had an incentive stock option plan, which provided for the grant of incentive stock options at fair market value on date of grant. The plan has expired and no further options may be granted. Options outstanding are exercisable during the period one to 10 years after date of grant and while the holder is in the employ of the Corporation and survive the termination of the plan. The Corporation has a Non-Employee

Director Stock Option Plan, which provides for the grant of incentive stock options at fair market value on date of grant, pursuant to which the option set forth below was granted. Options outstanding are exercisable during the period one to six years after date of grant and while a director. There were no stock options granted in fiscal 2009 to the named executive officers or the management consultant and no stock options were exercised in fiscal 2009.

The following table sets forth information as to the named executive officers and the management consultant with respect to unexercised options and equity incentive plan awards as of the end of the fiscal year.

                  Outstanding Equity Awards at Fiscal Year-End

<CAPTIONS>
---------------------------------------------------------------------------------------------------------------------
                                                                                                             Equity
                                                                                                            Incentive
                                                                                                Equity        Plan
                                                                                              Incentive      Awards:
                                      Equity                                                     Plan       Market or
                                     Incentive                                                  Awards:      Payout
                                       Plan                                          Market    Number of    Value of
                                      Awards:                                       Value of   Unearned     Unearned
                                     Number of                         Number of   Shares of    Shares,      Shares,
                        Number of    Securities                        Shares or   Units of    Units or     Units or
                       Securities   Underlying                          Units of     Stock       Other       other
                       Underlying   Unexercised   Option               Stock that  that have  Rights that  Rights that
                       Unexercised   Unearned    Exercise    Option     have not      not      have not     have not
                         Options      Options     Price    Expiration   Vested      Vested      Vested       Vested
Name                        #            #          $         Date         #           $           #           $
---------------------------------------------------------------------------------------------------------------------
Michael R. Mulcahy....        -          -            -                       -           -           -           -
Angela D. Toppi.......    5,000          -        $7.00     03/24/14          -           -           -           -
Al L. Miller..........        -          -            -                       -           -           -           -
Richard Brandt (1)....   10,000          -         4.03     09/25/11          -           -           -           -
---------------------------------------------------------------------------------------------------------------------

(1) Mr. Brandt's stock options were granted under a Non-Statutory Stock Option Agreement, which provided for the grant of incentive stock options at fair market value of the Common Stock on date of grant.  Options outstanding are exercisable during the period one to 10 years after date of grant.

                     FIVE-YEAR CORPORATE PERFORMANCE GRAPH

The following graph compares the Corporation's total stockholder return over the five fiscal years ended December 31, 2009 with the Amex Composite Index ("XAX"), the Total Return Index for American Stock Exchange US ("AMEX US") and the Russell 2000 Index ("RUSSELL 2000"). The NYSE Amex has ceased to track the AMEX US, therefore the Corporation selected the XAX as the broad market index. The stockholder return shown on the graph as "TLX" is not intended to be indicative of future performance of the Corporation's Common Stock.


                      COMPARATIVE FIVE YEAR TOTAL RETURNS*

Trans-Lux Corporation, Amex Composite Index, AMEX US Total Return Index, Russell
2000 Index**

<CAPTIONS>
                 2004    2005    2006    2007    2008    2009
-------------------------------------------------------------
XAX            100.00  122.64  143.37  168.00   97.43  127.23
RUSSELL 2000   100.00  103.32  120.89  117.57   76.65   95.98
TLX            100.00   76.28  103.34   83.88   10.09    9.31
-------------------------------------------------------------

*   Cumulative total return assumes reinvestment of dividends.

** Peer group consists of the RUSSELL 2000. Assumes $100 investment at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in TLX Common Stock, XAX and RUSSELL 2000.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

The Corporation's executive officers and directors are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the SEC and the NYSE Amex. Copies of those reports must also be furnished to the Corporation.

Based solely on a review of the copies of reports furnished to the Corporation for the year ended December 31, 2009, the Corporation's executive officers and directors have complied with the Section 16(a) filing requirements, with the exception of a Form 3 filed late by Mr. Schiele due to a delay in obtaining a Securities and Exchange Commission CIK code in order to electronically file the report, although timely requested.


                  STOCKHOLDER PROPOSALS - 2011 ANNUAL MEETING

If any stockholder desires to submit a proposal for action at the 2011 annual meeting, such proposal must be received by the Corporation's Corporate Secretary on or before December 24, 2010. Nominations for directors at the 2011 annual meeting by stockholders must be in accordance with Article 4(c) of the Corporation's By-Laws and received on or before February 17, 2011.


                              COST OF SOLICITATION

The cost of preparing and mailing material in connection with the solicitation of proxies is to be borne by the Corporation. Solicitation will be made by the Corporation's regular employees in the total approximate number of 10. Solicitation will be made by mail, telephone and in person.


                                        By Order of the Board of Directors


                                                 Angela D. Toppi
                                               Corporate Secretary



Dated:  Norwalk, Connecticut
        September 22, 2010

                                                                     APPENDIX A

                          CERTIFICATE OF INCORPORATION
                                 ARTICLE FOURTH
                            PROPOSED NEW PARAGRAPH V


     V.  Reverse Stock Split and Forward Stock Split.

     (a).  Reverse Stock Split:  At 6:00 p.m. Eastern Time on ______________,
           --------------------
2010 * (the "Reverse Stock Split Effective Time"), each fifty (50) issued and outstanding shares of the Corporation's Common Stock, par value $1.00 per share, immediately prior to the Reverse Stock Split Effective Time will be and are automatically reclassified as and converted, without any further action on the part of the Corporation or any stockholder, into one (1) fully-paid and nonassessable share of Common Stock, par value $1.00 per share, of the Corporation (the "Reverse Stock Split"). In connection with the Reverse Stock Split, the Corporation shall not issue fractional shares to holders of less than fifty (50) shares of Common Stock. As a result of the Reverse Stock Split, each stockholder of the Corporation holding less than fifty (50) shares of Common Stock immediately prior to the Reverse Stock Split Effective Time shall only have the right to receive cash equal to the average of the daily closing prices on the five (5) trading days immediately preceding the date of the 2010 Annual Meeting on which sales took place multiplied by the number of shares of Common Stock owned by such stockholder immediately prior to the Reverse Stock Split Effective Time, and such stockholder shall no longer have any further rights as a stockholder of the Corporation. Each stockholder of record holding fifty (50) shares or more of Common Stock immediately prior to the Reverse Stock Split Effective Time shall continue as a stockholder of the Corporation with respect to all shares of Common Stock held by such stockholder, including full shares and fractional shares resulting from the Reverse Stock Split.

     (b).  Forward Stock Split:  At 6:01 p.m. Eastern Time on ____________, 2010
           --------------------
* (the "Forward Stock Split Effective Time"), each issued and outstanding shares of the Corporation's Common Stock, par value $1.00 per share, including fractional shares of Common Stock, will be and are automatically reclassified as and converted, without any further action on the part of the Corporation or any stockholder, into shares of Common Stock of the Corporation at a ratio of fifty
(50) shares of Common Stock for each one (1) share of Common Stock issued and outstanding immediately prior to the Forward Stock Split Effective Time, such that each stockholder of at least one (1) full share at the Reverse Stock Split Effective Time shall hold at the Forward Stock Split Effective Time the same number of shares of Common Stock as such stockholder held immediately prior to the Reverse Stock Split (the "Forward Stock Split").

-------------------------
* The date inserted will be the date the Certificate of Amendment is filed with the Secretary of State of Delaware, which date will be approximately one (1) business day following the Annual Meeting if approved.

                                    - A-1 -

                                                                     APPENDIX B


            Revised Article FOURTH if Proposals 1, 2 and 3 are approved


     FOURTH: The aggregate number of shares of stock of all classes which the Corporation shall have authority to issue is 12,000,000, consisting of 8,500,000 shares of Common Stock having a par value of $1.00 per share, 3,000,000 shares of Class A Stock having a par value of $1.00 per share, and 500,000 shares of Preferred Stock having a par value of $1.00 per share.

     The powers, preferences and the relative, participating, optional and other rights and the qualifications, limitations and restrictions thereof, of each class of stock, and the express grant of authority to the Board of Directors to fix by resolution the designations and the powers, preferences and rights of each share of Preferred Stock and the qualifications, limitations and restrictions thereof, which are not fixed by this Certificate of Incorporation, are as follows:

     A.  Common Stock and Class A Stock

     I. Dividends, etc. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, as amended from time to time, holders of Common Stock and Class A Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor, provided that in the case of cash dividends, if at any time a cash dividend is paid on the Common Stock, a cash dividend will also be paid on the Class A Stock in an amount per share of Class A Stock equal to 110% of the amount of the cash dividends paid on each share of the Common Stock (rounded up, if necessary to the nearest one-hundredth of a cent), and provided that in no event shall dividends and other distributions be paid on any of the Common Stock and Class A Stock unless the other such class of stock also receive dividends subject to the above provisions for the requirement of the higher cash dividends for Class A Stock and provided, further, that in the case of dividends or other distributions payable in stock of the Corporation other than Preferred Stock, including distributions pursuant to stock splits or divisions of stock of the Corporation other than Preferred Stock, which occur after the initial issuance of shares of Class A Stock by the Corporation, except as specifically provided herein, only shares of Common Stock shall be distributed with respect to Common Stock and only shares of Class A Stock in an amount per share equal to the amount per share paid with respect to the Common Stock shall be distributed with respect to the Class A Stock, except that the Board of Directors may declare a distribution of Class A Stock proportionately to all holders of Common Stock and Class A Stock, and that, in the case of any combination or reclassification of the Common Stock, the shares of Class A Stock shall also be combined or reclassified, so that the number of shares of Class A Stock outstanding immediately following such combination or reclassification shall bear the same relationship to the number of shares of Class A Stock outstanding immediately prior to such combination or reclassification as the number of shares of Common Stock outstanding immediately following such combination or reclassification bears to the number of shares of Common Stock outstanding immediately prior to such combination or reclassification.

     II.  Voting:

     (a) At every meeting of the stockholders every holder of Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Common Stock, standing in his name on the transfer books of the Corporation.

     (b) The holders of Class A Stock shall not be entitled to vote at any meeting of the stockholders or otherwise, except as may be specifically required by applicable law.

                                    - B-1 -

     (c) The provisions of this Article FOURTH of the Certificate of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded in whole or in part, without the affirmative vote of a voting majority of the shares of the Common Stock.

     (d) The Corporation may not effect or consummate:

     (1) any merger or consolidation of the Corporation with or into any other corporation;

     (2) any sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation to or with any other person; or unless and until such transaction is authorized by the vote, if any, required by Articles NINTH and TWELFTH of this Certificate of Incorporation and by Delaware law;

     (3) any dissolution of the Corporation;

unless and until such transaction is authorized by a majority of the voting power of the shares of Common Stock entitled to vote, but the foregoing shall not apply to any merger or other transaction described in the preceding subparagraphs (1) and (2) if the other party to the merger or other transaction is a Subsidiary of the Corporation.

     For purposes of this paragraph (d) a "Subsidiary" is any corporation more than 50% of the voting securities of which are owned directly or indirectly by the Corporation; and a "person" is any individual, partnership, corporation or entity.

     (e) Every reference in this Certificate of Incorporation to a majority or other proportion of shares of stock shall refer to such majority or other proportion of the votes of such shares of stock.

     III. Conversion Rights. Neither the shares of Common Stock or the shares of Class A Stock are convertible into any other class of stock.

     IV. Liquidation Rights. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of each series of Preferred Stock shall be entitled to receive, out of the net assets of the Corporation, an amount for each share equal to the amount fixed and determined by the Board of Directors in any resolution or resolutions providing for the issuance of any particular series of Preferred Stock, plus an amount equal to all dividends accrued and unpaid on shares of such series to the date fixed for distribution, and no more, before any of the assets of the Corporation shall be distributed or paid over to the holders of Common Stock. After payment in full of said amounts to the holders of Preferred Stock of all series, the remaining assets and funds of the Corporation shall be divided among and paid ratably to the holders of Common Stock and Class A Stock (considered for this purpose as one class). If, upon such dissolution, liquidation or winding up, the assets of the Corporation distributable as aforesaid among the holders of Preferred Stock of all series shall be insufficient to permit full payment to them of said preferential amounts, then such assets shall be distributed among such holders, first in the order of their respective preferences, and second, as to such holders who are next entitled to such assets and who rank equally with regard to such assets, ratably in proportion to the respective total amounts which they shall be entitled to receive as provided in this Section IV. A merger or consolidation of the Corporation with or into any other corporation or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this
Section IV.

(If Proposal No. 1 is accepted, the following paragraph V will be added.)

     V.  Reverse Stock Split and Forward Stock Split.

                                    - B-2 -

     (a).  Reverse Stock Split:  At 6:00 p.m. Eastern Time on ______________,
           --------------------
2010 * (the "Reverse Stock Split Effective Time"), each fifty (50) issued and outstanding shares of the Corporation's Common Stock, par value $1.00 per share, immediately prior to the Reverse Stock Split Effective Time will be and are automatically reclassified as and converted, without any further action on the part of the Corporation or any stockholder, into one (1) fully-paid and nonassessable share of Common Stock, par value $1.00 per share, of the Corporation (the "Reverse Stock Split"). In connection with the Reverse Stock Split, the Corporation shall not issue fractional shares to holders of less than fifty (50) shares of Common Stock. As a result of the Reverse Stock Split, each stockholder of the Corporation holding less than fifty (50) shares of Common Stock immediately prior to the Reverse Stock Split Effective Time shall only have the right to receive cash equal to the average of the daily closing prices on the five (5) trading days immediately preceding the date of the 2010 Annual Meeting on which sales took place multiplied by the number of shares of Common Stock owned by such stockholder immediately prior to the Reverse Stock Split Effective Time, and such stockholder shall no longer have any further rights as a stockholder of the Corporation. Each stockholder of record holding fifty (50) shares or more of Common Stock immediately prior to the Reverse Stock Split Effective Time shall continue as a stockholder of the Corporation with respect to all shares of Common Stock held by such stockholder, including full shares and fractional shares resulting from the Reverse Stock Split.

     (b).  Forward Stock Split:  At 6:01 p.m. Eastern Time on ______________,
           --------------------
2010 * (the "Forward Stock Split Effective Time"), each issued and outstanding shares of the Corporation's Common Stock, par value $1.00 per share, including fractional shares of Common Stock, will be and are automatically reclassified as and converted, without any further action on the part of the Corporation or any stockholder, into shares of Common Stock of the Corporation at a ratio of fifty
(50) shares of Common Stock for each one (1) share of Common Stock issued and outstanding immediately prior to the Forward Stock Split Effective Time, such that each stockholder of at least one (1) full share at the Reverse Stock Split Effective Time shall hold at the Forward Stock Split Effective Time the same number of shares of Common Stock as such stockholder held immediately prior to the Reverse Stock Split (the "Forward Stock Split").

     B.  Preferred Stock.

     The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of the preferred shares in series, and by filing a certificate pursuant to the General Corporation Law of Delaware, to establish the number of shares to be included in each such series, and to fix the designations, relative rights, preferences and limitations of the shares of each such series. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

     (a) The number of shares constituting that series and the distinctive designations of that series;

     (b) The dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

     (c) Whether that series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

     (d) Whether that series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

     (e) Whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

-------------------------
* The date inserted will be the date the Certificate of Amendment is filed with the Secretary of State of Delaware, which date will be approximately one (1) business day following the Annual Meeting if approved.

                                    - B-3 -

     (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

     (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

     (h) Any other relative rights, preferences and limitations of that series.

     Dividends on outstanding preferred shares shall be declared and paid, or set apart for payment, before any dividends shall be declared and paid, or set apart for payment, on the common shares with respect to the dividend period.

     Any and all such shares issued, and for which the full consideration has been paid or delivered shall be deemed fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

     C.  Authorized Shares of Capital Stock.

     Except as may be provided in the terms and conditions fixed by the Board of Directors for any series of Preferred Stock, and in addition to any other vote that may be required by statute, stock exchange regulations, this Certificate of Incorporation or any amendment hereof, the number of authorized shares of any class or classes of stock of the Corporation may be increased or decreased by the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote. In the event no shares of Class A Stock are outstanding five years from the date of the 2010 Annual Meeting of Stockholders, the Board of Directors may at any time thereafter retire and thereby eliminate the Class A Stock from the certificate of incorporation and reduce accordingly the number of authorized shares of capital stock of the Corporation.

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                                                                     APPENDIX C
                             TRANS-LUX CORPORATION
                         2010 LONG-TERM INCENTIVE PLAN


ARTICLE 1
GENERAL PLAN INFORMATION

1.1 Background. The Plan permits the grant to Employees and Directors of equity-based incentive compensation opportunities, including Restricted Stock, Restricted Stock Units, Options, including ISOs, NQSOs and Other Awards.

1.2 Objectives. The objectives of the Plan are to optimize the profitability and growth of the Company through long-term incentives that are consistent with the Company's goals and that link the interests of Participants to those of the Company's stockholders; to provide Participants with incentives for excellence in individual performance; to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success; and to allow Participants to share in the success of the Company.

1.3 Duration of the Plan. The Plan shall be effective on the date on which it is approved by stockholders. The Plan shall remain in effect until terminated pursuant to Article 15, subject to the right of the Committee to amend or terminate the Plan at any time or until there are no more Shares available for issuance under the Plan.


ARTICLE 2
DEFINITIONS

As used herein, the masculine includes the feminine and the singular includes the plural, and vice versa, and the following terms shall have the meanings set forth below, unless otherwise clearly required by the context.

2.1 "Award" means a grant under the Plan of Options, Restricted Stock, Restricted Stock Units and Other Awards.

2.2 "Award Agreement" means an agreement entered into by the Company and a Participant, or another instrument prepared by the Company in lieu of such an agreement, setting forth the terms and conditions applicable to an Award pursuant to the Plan. An Award Agreement may be in hard copy, electronic form or such other form as the Company may permit.

2.3 "Board" means the Board of Directors of the Company.

2.4 "Change of Control" unless otherwise defined by the Committee shall be deemed to have occurred if and when, after the Effective Date: the Company's stockholders approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or the Company's stockholders approve a plan of complete liquidation of the Company or an agreement of sale or disposition of all or substantially all of the Company's assets.

2.5 "Code" means the Internal Revenue Code of 1986, as amended.

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2.6 "Committee" means the Compensation Committee of the Board or any other committee appointed by the Board to administer the Plan and Awards to Participants who are Employees or Directors.

2.7 "Company" means Trans-Lux Corporation, a Delaware corporation, and any successor thereto.

2.8 "Director" means a member of the Board.

2.9 "Disability" means, unless otherwise determined by the Committee, a recipient's absence from employment or other service for at least one hundred eighty (180) days in any twelve (12) month period as a result of his incapacity due to physical or mental illness, as determined by the Committee.

2.10 "Effective Date" means the date the Plan becomes effective in accordance with Section 1.3.

2.11 "Employee" means any employee of the Company or a Subsidiary.

2.12 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.13 "Fair Market Value" means, as of any date, the value of the respective class of Shares determined as follows:

a) if the respective Shares are listed on any established stock exchange or a national market system, including without limitation, NYSE American Exchange, its fair market value will be the closing sales price of such respective Shares (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange or system with the greatest volume of trading in the respective Shares) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee or Board deems reliable; or

b) if the respective Shares are regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer (including the pink sheets), but selling prices are not reported, the fair market value of such respective Shares will be the mean between the high bid and high asked prices for such Shares on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee or the Board deems reliable; or

c) in the absence of an established market for such respective Shares of the type described in (a) and (b), above, the fair market value thereof will be determined by the Committee or the Board in good faith.

2.14 "ISO" means an Option that is designated by the Committee as an "incentive stock option" within the meaning of Section 422 of the Code.

2.15 "NQSO" means an Option that is not designated by the Committee as an ISO.

2.16 "Option" means an incentive stock option or a nonqualified stock option granted pursuant to the Plan.

2.17 "Other Award" means an Award granted to a Participant pursuant to Article
8.

2.18 "Participant" means an Employee or Director who has been selected to receive an Award or who holds an outstanding Award.

2.19 "Performance-Based Exception" means the performance-based exception from the tax deductibility limitation imposed by Code Section 162(m), as set forth in Code Section 162(m)(4)(C).

2.20 "Plan" means the Trans-Lux Corporation Long-Term Incentive Plan, as it is set forth herein and as it may be amended and restated from time to time.

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

2.21 "Restricted Stock" means an Award granted pursuant to Section 7.1.

2.22 "Restricted Stock Unit" means an Award granted pursuant to Section 7.5.

2.23 "Restricted Period" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or the occurrence of other events determined by the Committee in its discretion) and the Shares are subject to a substantial risk of forfeiture, as provided in Article 7.

2.24 "Share" means a share of the Company's Class A Stock, $1.00 par value per share, or a share of the Company's Common Stock, $1.00 par value per share, as the case may be.

2.25 "Share Pool" means the number of Shares available under Section 4.1, as adjusted pursuant to Section 4.3.

2.26 "Subsidiary" means a corporation, partnership, joint venture, or other entity in which the Company has a direct or indirect ownership interest of at least fifty percent (50%); provided that the Shares subject to any Award constitute "service recipient stock" for purposes of Section 409A of the Code or otherwise do not subject the Award to Section 409A of the Code.

2.27 "Ten Percent Stockholder" means a Participant who owns stock of the Company possessing more than ten percent of the total combined voting of all classes of stock of the Company or its parent or subsidiary corporation (within the meaning of Section 422(b) of the Code).


ARTICLE 3
ADMINISTRATION

3.1 General. Except as otherwise determined by the Board in its discretion, the Plan shall be administered by the Committee; provided that the Board may, in its sole discretion, make Awards under the Plan.

3.2 Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or By-Laws of the Company, and subject to the provisions hereof, the Committee shall have full power in its discretion to select Employees or Directors who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into or issued under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; amend the terms and conditions of any outstanding Award; determine whether and on what terms and conditions outstanding Awards will be adjusted for dividend equivalents (i.e. a credit, made at the discretion of the Committee, to the account of a Participant in an amount equal to the cash dividends, if any, paid on one Share for each Share represented or covered by an outstanding Award held by the Participant); and establish a program pursuant to which designated Participants may receive an Award under the Plan in lieu of compensation otherwise payable in cash. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan.

3.3 Delegation of Authority. Subject to the requirements of applicable law, the Committee may delegate to any person or group or subcommittee of persons (who may, but need not be members of the Committee) such Plan-related functions within the scope of its responsibility, power and authority as it deems appropriate. Without limiting the foregoing, the Committee may delegate administrative duties to such person or persons as it deems appropriate. The Committee may not delegate its authority with respect to (a) non-ministerial actions with respect to individuals who are subject to the reporting requirements of Section 16(a) of the Exchange Act; (b) non-ministerial actions with respect to Awards that are intended to qualify for the

                                    - C-3 -

Performance-Based Exception; and (c) certifying the satisfaction of performance goals and other material terms attributable to Awards intended to qualify for the Performance-Based Exception.

3.4 Decisions Binding. All determinations and decisions made by the Committee, and all related orders and resolutions of such committee shall be final, conclusive, and binding on all persons.

3.5 Performance-Based Awards. For purposes of the Plan, it shall be presumed, unless the Committee indicates to the contrary, that all Awards to Employees are intended to qualify for the Performance-Based Exception. If the Committee does not intend an Award to an Employee to qualify for the Performance-Based Exception, the Committee shall reflect its intent in its records in such manner as the Committee determines to be appropriate.


ARTICLE 4
SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

4.1 Number of Shares Issuable under the Plan. Shares that may be issued pursuant to Awards may be either authorized and unissued Shares, or authorized and issued Shares held in the Company's treasury, or any combination of the foregoing. Subject to adjustment as provided in Section 4.3, there shall be reserved for issuance under Awards an aggregate of 1,200,000 shares of Class A Stock and Common Stock. For the purposes hereof, the following Shares covered by previously-granted Awards will be deemed not to have been issued under the Plan and will remain in the Share Pool: (a) Shares covered by the unexercised portion of an Option that terminates, expires, is canceled or is settled in cash, (b) Shares forfeited or repurchased under the Plan, (c) Shares covered by Awards that are forfeited, canceled, terminated or settled in cash, and (d) Shares withheld in order to pay the exercise or purchase price under an Award or to satisfy the tax withholding obligations associated with the exercise, vesting or settlement of an Award.

4.2 Individual Award Limitations. The maximum aggregate number of Shares that may be granted to any one Participant in any one year under the Plan with respect to Options shall be 300,000. The maximum aggregate number of Shares that may be granted to any one Participant in any one year with respect to Restricted Stock or Restricted Stock Units shall be 300,000. There are no cash awards under the Plan.

4.3 Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares available for grant under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards, and in the per-Participant Award limits set forth in Section 4.2 hereof, as may be determined to be appropriate and equitable by the Committee, in its discretion, to prevent dilution or enlargement of the benefits available under the Plan and of the rights of Participants; provided that the number of Shares subject to any Award shall always be a whole number. In a stock-for-stock acquisition of the Company, the Committee may, in its discretion, substitute securities of another issuer for any Shares subject to outstanding Awards.


ARTICLE 5
ELIGIBILITY AND PARTICIPATION

5.1 Eligibility. All Employees or Directors are eligible to participate in the Plan. Only Employees or Directors of the Company or a Subsidiary may be granted ISOs.

5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all Employees or Directors those to whom Awards shall be granted and shall determine the nature and size of each Award.

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

ARTICLE 6
STOCK OPTIONS

6.1 Grant of Options. Subject to the terms of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2 Option Exercise Price. The Option exercise price under each Option shall not be less than one hundred percent (100%) of the Fair Market Value of the respective Share on the date the Option is granted. Notwithstanding the foregoing, in the case of an ISO granted to a Ten Percent Stockholder, the Option exercise price under each ISO shall not be less than one hundred ten percent (110%) of the Fair Market Value of the respective Share on the date the Option is granted. The Board and the Committee may not reprice Options granted under the Plan, either by amending an existing award agreement or by substituting a new Award at a lower price.

6.3 Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided that no Option shall be exercisable after the tenth (10th) anniversary of its date of grant. Notwithstanding the foregoing, in the case of an ISO granted to a Ten Percent Stockholder, the Option shall not be exercisable after the fifth (5th) anniversary of its date of grant.

6.4 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

6.5 Payment. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise as follows:

a) in cash or its equivalent;

b) at the discretion of the Committee, in Shares having a Fair Market Value equal to the aggregate Option exercise price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee (which Shares may be previously owned or may be Shares that would otherwise have been issuable upon exercise of the Option if the exercise price had been paid in cash);

c) at the discretion of the Committee, partly in cash (or its equivalent) and partly in Shares;

d) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Option exercise price for the Shares being purchased; or

e) through such other means as shall be prescribed in the Award Agreement or by the Committee or the Board.

Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment of the Option exercise price, the Company may deliver to the Participant, in the Participant's name (or, at the direction of the Participant, jointly in the names of the Participant and the Participant's spouse), one or more Share certificates for the Shares purchased under the Option(s).

6.6 Limitations on ISOs. Notwithstanding anything in the Plan to the contrary, to the extent required from time to time by the Code and/or applicable regulations, the following additional provisions shall apply to the grant of Options that are intended to qualify as ISOs:

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

Fair Market Value Limitation. The aggregate Fair Market Value (determined as of the date the ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company (or any parent or subsidiary corporation within the meaning of Code Section 424) shall not exceed one hundred thousand dollars ($100,000) or such other amount as may subsequently be specified by the Code and/or applicable regulations; provided that, to the extent that such limitation is exceeded, any Options on Shares with a Fair Market Value in excess of such amount shall be deemed to be NQSOs.

Code Section 422. ISOs shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify as incentive stock options under Section 422 of the Code. Only Employees may receive ISOs. Moreover, no ISOs may be granted more than ten (10) years from the earlier of the date on which the Plan was adopted by the Board or the date the Plan received stockholder approval.


ARTICLE 7
RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

7.2 Restrictions. The Committee shall impose such conditions and/or restrictions on any Shares of Restricted Stock as the Committee may determine including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, transfer restrictions, restrictions based upon the achievement of specific performance goals, time-based restrictions, and/or restrictions under applicable federal or state securities laws.

The Company may retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

Except as otherwise provided in this Article and subject to satisfaction of applicable tax withholding requirements, Shares of Restricted Stock that have not yet been forfeited or canceled shall become freely transferable (subject to any restrictions under applicable securities laws) by the Participant if and when the Shares become vested and the applicable restrictions lapse.

7.3 Voting Rights. At the discretion of the Committee, Participants holding Shares of Restricted Stock may be granted full voting rights with respect to those Shares.

7.4 Dividends and other Distributions. At the discretion of the Committee, the holder of Shares of Restricted Stock may be credited with any cash dividends paid with respect to such Shares. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Stock is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Stock, so that the dividends and/or the Restricted Stock shall be eligible for the Performance-Based Exception.

7.5 Restricted Stock Units. The Committee may grant Restricted Stock Units to any Participant, subject to the terms and conditions of this Article being applied to such Awards as if those Awards were for Restricted Stock and subject to such other terms and conditions as the Committee may determine (including, but not limited to, requiring or permitting deferral of the payment of such Awards after the time that Participants become vested in them, notwithstanding any provision to the contrary in Section 7.2 above). Each Restricted Stock Unit shall have the value of one respective Share. Unless the Committee in its discretion determines otherwise, the holder of Restricted Stock Units shall not have any rights of a Stockholder (including,

                                    - C-6 -
 without limitation, dividend rights
and voting rights) with respect to the Shares covered by the Restricted Stock Units. Restricted Stock Units may be paid at such time as the Committee may determine in its discretion, and payments may be made in cash, Shares, or a combination thereof, as determined by the Committee in its discretion. Restricted Stock Units that become vested must be settled by the 15th day of the third month following the calendar year in which such vesting occurs. Alternatively, the Award may provide for deferred settlement, provided that the deferral election(s) and designated settlement date(s) or event(s), as well as the Award Agreement itself, satisfy the election, distribution timing and documentation requirements of Section 409A of the Code.


ARTICLE 8
OTHER AWARDS

8.1 General. Subject to the terms of the Plan, the Committee may grant any types of Awards other than those that are specifically set forth in Articles 6 through 7 hereof, including, but not limited to, the payment of Shares in lieu of cash under any Company incentive bonus plan or program. Subject to the terms of the Plan, the Committee, in its sole discretion, shall determine the terms and conditions of such Other Awards.


ARTICLE 9
AWARD AGREEMENTS

9.1 In General. Each Award shall be evidenced by an Award Agreement that shall include such provisions as the Committee shall determine and that shall specify -

in the case of an Option, the number of respective Shares to which the Option pertains, the Option exercise price or grant price, the term of the Option, the schedule on which the Option becomes exercisable, and whether it is intended to be an ISO or an NQSO;

in the case of Restricted Stock or Restricted Stock Units, the number of respective Shares of Restricted Stock or Restricted Stock Units granted, the applicable restrictions and the Restriction Period(s).

9.2 Severance from Service. Each Award Agreement shall set forth the extent to which the Participant shall have rights under the Award following the Participant's severance from service with the Company and its Subsidiaries (within the meaning of Section 409A of the Code). The Award Agreement may make distinctions based on the reason for the Participant's severance from service (subject to Section 409A of the Code).

9.3 Restrictions on Transferability. Subject to the provisions of the Plan, each Award Agreement shall set forth such restrictions on the transferability of the Award and on the transferability of Shares acquired pursuant to the Award as the Committee may deem advisable, including, without limitation, restrictions under applicable securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or then traded, and under any blue sky or state securities laws applicable to such Shares. In the case of an ISO (and in the case of any other Award, except as otherwise provided in the Award Agreement), a Participant's Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during the Participant's lifetime only by the Participant.

9.4 Uniformity Not Required. The provisions of the Award Agreements need not be uniform among all Awards, among all Awards of the same type, among all Awards granted to the same Participant, or among all Awards granted at the same time.

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ARTICLE 10
PERFORMANCE MEASURES

10.1 Performance Criteria. Unless and until the Company's stockholders approve a change in the general performance measures set forth in this Article 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards that are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants may be measured or applied to an individual, a business unit or division, the Company and any one or more of its subsidiaries, or such other operating units as the Committee may designate, may be expressed in absolute or relative terms, and shall be chosen from among, and may include any combination of, the following:

-income measures (including, but not limited to, gross profit, operating income, earnings before or after taxes, profits before or after taxes, net income or earnings per share);
-return measures (including, but not limited to, return on assets, investment, equity, or sales or pre-tax margin);
-cash flow thresholds;
-gross revenues;
-sales results;
-market share results;
-economic value added; or
-share price (including, but not limited to, growth measures and total stockholder return).

10.2 Adjustments. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided that Awards that are designed to qualify for the Performance-Based Exception may not be adjusted upward (although the Committee shall retain the discretion to adjust such Awards downward).

10.3 Certification. In the case of any Award that is granted subject to the condition that a specified performance measure be achieved, no payment under such Award shall be made prior to the time that the Committee certifies in writing that the performance measure has been achieved. For this purpose, approved minutes of the Committee meeting at which the certification is made shall be treated as a written certification. No such certification is required, however, in the case of an Award that is based solely on an increase in the value of a Share from the date such Award was made.


ARTICLE 11
BENEFICIARY DESIGNATION

Each Participant may, from time to time, name any beneficiary or beneficiaries to whom any benefit under the Plan is to be paid in case of the Participant's death before the Participant receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant with respect to such benefit, shall be in a form prescribed by the Company, and shall be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, any benefits remaining unpaid under the Plan at the Participant's death shall be paid to the Participant's estate unless otherwise provided in the Award Agreement.


ARTICLE 12
DEFERRALS

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due pursuant to the terms of an Award, provided, however, that any such

                                    - C-8 -
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deferral arrangement shall be structured in a manner that is intended to satisfy the election and distribution timing and documentation requirements of Section 409A of the Code.


ARTICLE 13
NO RIGHT TO EMPLOYMENT OR PARTICIPATION

13.1 Employment. The Plan shall not interfere with or limit in any way the right of the Company or of any Subsidiary to terminate any Employee's employment at any time, and the Plan shall not confer upon any Employee the right to continue in the employ of the Company or of any Subsidiary.

13.2 Participation. No Employee shall have the right to be selected to receive an Award or, having been so selected, to be selected to receive a future Award.


ARTICLE 14
CHANGE OF CONTROL

In the event of a Change of Control, the Board may in its sole discretion direct that (a) all option holders shall be permitted to exercise their outstanding Options in whole or in part (whether or not otherwise exercisable) immediately prior to such Change of Control; or (b) if, as part of a Change of Control transaction, the stockholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their Shares (whether or not such Exchange Stock is the sole consideration), the Board may direct that all options for Shares that are outstanding at the time of the Change of Control transaction shall be converted into options (as the case may be) for shares of Exchange Stock, such that the vesting and other terms and conditions of the converted options shall be substantially the same as the vesting and corresponding other terms and conditions of the original options. The Board, acting in its discretion, may accelerate vesting of other non-vested awards, and cause cash settlements and/or other adjustments to be made to any outstanding awards (including, without limitation, options) as it deems appropriate in the context of a Change of Control transaction, taking into account with respect to other awards the manner in which outstanding options are being treated. To the extent determined by the Committee, any outstanding options that are not exercised before a Change of Control described in Section 2.5(c) or (d) shall thereupon terminate.


ARTICLE 15
AMENDMENT AND TERMINATION

15.1 Amendment and Termination. Subject to the terms of the Plan, the Committee may at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part; provided that, unless the Committee specifically provides otherwise, any revision or amendment that would cause the Plan to fail to comply with any requirement of applicable law, regulation, or rule if such amendment were not approved by the Stockholders of the Company shall not be effective unless and until stockholder approval is obtained.

15.2 Term of the Plan. Unless sooner terminated, the Plan shall terminate on the tenth anniversary of the date of its adoption by the Company's stockholders.

15.3 Outstanding Awards. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, or modification of the Plan shall cause, without the consent of the Participant, any previously granted Awards to be forfeited or altered in a way that adversely affects the Participant. After the termination of the Plan, any previously granted Award shall remain in effect and shall continue to be governed by the terms of the Plan, the Award, and any applicable Award Agreement.

                                    - C-9 -

ARTICLE 16
TAX WITHHOLDING

16.1 Tax Withholding. The Company and its Subsidiaries shall have the power and the right to deduct or withhold, or to require a Participant to remit to the Company or to a Subsidiary, an amount that the Company or a Subsidiary reasonably determines to be required to comply with federal, state, local, or foreign tax withholding requirements.

16.2 Share Withholding. With respect to withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory withholding tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate.


ARTICLE 17
SUCCESSORS

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.


ARTICLE 18
LEGAL CONSTRUCTION

18.1 Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

18.2 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

18.3 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Connecticut (without regard to the legislative or judicial conflict of laws rules of any state), except to the extent superseded by federal law.

                                    - C-10 -

                                                                     APPENDIX D
                             TRANS-LUX CORPORATION
                          NOMINATING COMMITTEE CHARTER

I.  Authority and Purpose

The Nominating Committee (the "Committee") of the Board of Directors (the "Board") of Trans-Lux Corporation, a Delaware corporation (the "Company"), is appointed by the Board and shall have the responsibility of identifying and recommending to the Board potential candidates for nomination to the Board. The Committee shall undertake those specific duties and responsibilities listed below and such other duties as the Board shall from time to time prescribe. All powers of the Committee are subject to any restrictions in the Company's By-Laws and applicable law.

II.  Membership Requirements

The Committee shall be comprised of that number of Directors as the Board shall determine from time to time, such number not to be less than two (2). The members of the Committee shall meet the independence and experience requirements of the NYSE Amex Company Guide as well as applicable regulations, rules and orders of the Securities and Exchange Commission (the "SEC"). The members of the Committee, including the Chair thereof, shall be appointed annually by the Board. Unless otherwise directed by the Board, each member shall serve until such member ceases to serve as a member of the Board, or until his or her successor has been duly appointed by the Board.

III.  Meetings

The Committee shall meet at least once a year. Meetings may be called by the Chair of the Committee or the Chair of the Board. All meetings of and other actions by the Committee shall be held or otherwise taken pursuant to the Company's By-Laws, including by-law provisions governing notices of meetings, waivers thereof, the number of Committee members required to take actions at meetings or by written consent, and other related matters.

A. Unless otherwise authorized by an amendment to this Charter or as provided in the By-Laws of the Company, the Committee shall not delegate any of its authority to any subcommittee.

B. The Committee shall maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

IV.  Duties and Responsibilities

The Committee shall have the duty and responsibility of identifying and making recommendations to the Board of potential candidates for nominations or election to the Board of the Company. Qualifications to consider, among others, in the selection of candidates are experience in business, finance, administration, familiarity with the Company's industry, and reputation. In making its selection, the Committee will bear in mind that the foremost responsibility of a director of the Company is to represent the interests of the stockholders as a whole.

V.  Assessment and Disclosure of Charter

The Committee shall periodically review and reassess the adequacy of this charter and propose any changes to the Board for approval. This charter will be made available on the Company's website at www.trans-lux.com.

                                    - D-1 -

                                   TRANS-LUX


                                   NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                              AND PROXY STATEMENT


                                DECEMBER 16, 2010
                              NORWALK, CONNECTICUT

PROXY
                             TRANS-LUX CORPORATION

              ANNUAL MEETING OF STOCKHOLDERS - DECEMBER 16, 2010
                  (SOLICITED ON BEHALF OF BOARD OF DIRECTORS)

KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of TRANS-LUX CORPORATION hereby constitutes and appoints ANGELA D. TOPPI and HOWARD S. MODLIN, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote for and in the name, place and stead of the undersigned, at the Annual Meeting of the Stockholders of said Corporation, to be held at Norwalk Community College, East Campus, 188 Richards Avenue, Norwalk, Connecticut, 06854 on December 16, 2010 at 10:00 A.M., and at any adjournment thereof, the number of votes the undersigned would be entitled to cast if present for the following matters and, in their discretion, upon such other matters as may properly come before the meeting or any adjournment thereof:

Directors recommend vote FOR Items 1, 2, 3, 4, 5 and 6.

Item 1  FOR   AGAINST   ABSTAIN     Ratify the approval for a 1-for-50 reverse
       ____    ____      ____       stock split of the outstanding Common Stock
       \___\   \___\     \___\      followed immediately by a 50-for-1 forward
                                    stock split.

Item 2  FOR   AGAINST   ABSTAIN     Ratify the amendment of the Corporation's
       ____    ____      ____       Restated Certificate of Incorporation to
       \___\   \___\     \___\      remove Class B Stock from authorized
                                    capital stock.

Item 3a FOR   AGAINST   ABSTAIN     Ratify the amendment of the Corporation's
       ____    ____      ____       Restated Certificate of Incorporation to
       \___\   \___\     \___\      modify provisions relating to Class A
                                    Stock.

Item 3b FOR   AGAINST   ABSTAIN     Ratify the amendment of the Corporation's
       ____    ____      ____       Restated Certificate of Incorporation to
       \___\   \___\     \___\      increase authorized Common Stock.

Item 4  FOR   AGAINST   ABSTAIN     Ratify the approval of the adoption of the
       ____    ____      ____       2010 Long-Term Incentive Plan.
       \___\   \___\     \___\

Item 5  FOR   WITHHELD              Election of Jean-Marc Allain and Jean
       ____    ____                 Firstenberg to serve as directors for a
       \___\   \___\                three-year term, in each case until their
                                    successors shall be elected and shall have qualified.

                                    Authority is withheld with respect to the
                                    following nominee.
                                    ______________________________

Item 6  FOR   AGAINST   ABSTAIN     Ratify the retention of BDO USA, LLP,
       ____    ____      ____       as successors to UHY LLP, as the
       \___\   \___\     \___\      Corporation's independent registered public
                                    accounting firm for the ensuing year.

                  (Continued and to be signed on other side.)

                          (Continued from other side.)


UNLESS YOU SPECIFY OTHERWISE, THIS PROXY WILL BE VOTED "FOR" ITEM 1, TO APPROVE A 1-FOR-50 REVERSE STOCK SPLIT OF THE OUTSTANDING COMMON STOCK FOLLOWED IMMEDIATELY BY A 50-FOR-1 FORWARD STOCK SPLIT, "FOR" ITEM 2, TO RATIFY THE AMENDMENT OF THE CORPORATION'S RESTATED CERTIFICATE OF INCORPORATION TO REMOVE CLASS B STOCK FROM AUTHORIZED CAPITAL STOCK, "FOR" ITEM 3, TO RATIFY THE AMENDMENT OF THE CORPORATION'S RESTATED CERTIFICATE OF INCORPORATION TO (a) MODIFY THE PROVISIONS RELATING TO CLASS A STOCK AND (b) INCREASE AUTHORIZED COMMON STOCK, "FOR" ITEM 4, TO RATIFY THE ADOPTION OF THE 2010 LONG-TERM INCENTIVE PLAN, "FOR" ITEM 5, FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS, AND "FOR" ITEM 6, TO RATIFY THE RETENTION OF BDO USA, LLP, AS SUCCESSOR TO
UHY LLP, AS THE CORPORATION'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE ENSUING YEAR.


A majority of said attorneys and proxies, or their substitutes at said meeting, or any adjournment thereof, may exercise all of the powers hereby given. Any proxy to vote any of the shares with respect to which the undersigned is or would be entitled to vote, heretofore given to any person or persons other than the persons named above, is hereby revoked.

IN WITNESS WHEREOF, the undersigned has signed and sealed this proxy and hereby acknowledges receipt of a copy of the notice of said meeting and proxy statement in reference thereto, both dated September 22, 2010.


                                        Dated:________________, 2010

                                        ________________________ (L.S.)
                                        Stockholder(s) Signature


                                        ________________________(L.S.)

                                        NOTE: This proxy properly filled in,
                                        dated and signed, should be returned
                                        immediately in the enclosed postpaid
                                        envelope to TRANS-LUX CORPORATION, 26
                                        Pearl Street, Norwalk, Connecticut
                                        06850.  If the signer is a corporation,
                                        sign in full the corporate name by a
                                        duly authorized officer.  If signing as
                                        attorney, executor, administrator,
                                        trustee or guardian, please give your
                                        full title as such.